Exhibit 10.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Dated June 29, 2013

(1)          IMMUNOCORE LIMITED

and

(2)          GlaxoSmithKline Intellectual Property Development Ltd

COLLABORATION AND LICENSE AGREEMENT

THIS AGREEMENT is made and effective as of June 29, 2013 (the “Effective Date”)

BETWEEN

1.	IMMUNOCORE LIMITED (registered number 6456207) whose registered office is at 57c Milton Park, Abingdon, Oxfordshire, OX14 4RX, United Kingdom (“Immunocore”); and

2.	GlaxoSmithKline Intellectual Property Development Ltd whose registered office is at 980 Great West Road, Middlesex, TW8 9GS, United Kingdom (“GSK”)

BACKGROUND

A.	GSK and its Affiliates are a global pharmaceutical company with expertise in the research, development, manufacturing and commercialization of human pharmaceuticals.

B.	Immunocore has extensive experience and intellectual property rights relating to the development of specifically targeted Compounds (as defined further below).

C.
GSK and Immunocore wish to collaborate to develop further Compounds and Immunocore desires to grant to GSK exclusive options to obtain exclusive licenses to Immunocore’s intellectual property rights to further develop and commercialize Licensed Products (as defined below), in each case on the terms and conditions set out below.

OPERATIVE PROVISIONS

1.	Definitions and Interpretation

1.1	In this Agreement the following words and expressions have the meaning set opposite:

Action	has the meaning set forth in Section 7.4.2;

Affiliate
means any company or other entity which directly or indirectly controls, is controlled by or is under common control with either Party, where ‘control’ means the ownership of more than 50% of the issued share capital or other equity interest (or such lesser percentage which is the maximum allowed to be owned by an entity in a particular jurisdiction) or the legal power to direct or cause the direction of the general management and policies of the relevant Party or such company or other entity; Adaptimmune shall not be considered to be an Affiliate of Immunocore for the purposes of this Agreement.

Alliance Manager	has the meaning set forth in Section 4.11;

Applicable Laws	means all laws, rules and regulations and guidelines which are in force during the term of this Agreement and in any jurisdiction in which the Collaboration Program is performed or in

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

which any Licensed Product is manufactured, sold or supplied to the extent in each case applicable to any Party to this Agreement;

Assignment Agreement	means the Assignment and Exclusive License between Immunocore and Adaptimmune Ltd (“Adaptimmune”) dated May 20, 2013;

Background	means any Intellectual Property Rights existing at the Effective Date of this Agreement;

Biosimilar Application	has the meaning set forth in Section 7.4.1;

Biosimilar Product
means any product which is found in any country to be interchangeable with or biosimilar to any Licensed Product and which as a result is subject to an abbreviated marketing authorisation, or any product which contains the same active ingredient as the active ingredient in the Licensed Product;

BPC&I Act	means the Biologics Price Competition and Innovation Act of 2009, and applicable regulations promulgated thereunder, as amended from time to time;

Business Day
means a day on which banking institutions in London, England are open for business, but excluding the nine (9) consecutive calendar days beginning on December 24th and continuing through January 1st of each calendar year during the Term, and all Saturdays and Sundays;

CDA	has the meaning set forth in Section 10.7;

Claims	means all suits, demands, claims, actions, proceedings, or liabilities (whether criminal or civil and whether arising under contract, tort or under statute or otherwise) made by a Third Party;

Clarification Agreement	means the Amendment and Clarification Agreement between Immunocore and Adaptimmune, dated May 20, 2013;

Clinical Trial	means any human clinical trial or investigation in which a pharmaceutical product is administered to a person or patient including any Phase 1 Trial, Phase 2 Trial or Phase 3 Trial;

Collaboration Program	means a program of research to discover, optimize and develop a Compound through

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Completion of all Project Phases in the applicable agreed Research Plan in accordance with the terms of this Agreement. Collaboration Programs include Initial Programs;

Collaboration Program Option	has the meaning set forth in Section 6.2;

Collaboration Program Option Period	has the meaning set forth in Section 6.2;

Commercially Reasonable Efforts
means, with respect to a Party, such efforts that are consistent with the efforts and resources normally used by such Party in the exercise of its reasonable business discretion relating to the research, development and commercialization of a pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics (such as treating the same or a similar Indication), which is of similar market potential at a similar stage in its development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the potential or actual profitability of the applicable products (including pricing and reimbursement status achieved or to be achieved), and other relevant factors, including technical, legal, scientific and/or medical factors. For purposes of clarity, Commercially Reasonable Efforts would be determined on a market-by-market and Indication-by-Indication basis for a particular product and it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the product and the market(s) involved;

Completion
means in relation to any Project Phase, the earlier of either completion of all activities agreed for such Project Phase or commencement of activities under the next Project Phase. In relation to a Collaboration Program, “Completion” means the earlier of (i) completion of all activities of the final Project Phase or (ii) either commencement of a Phase 1 Trial if the Collaboration Program is not an Initial Program, or commencement of a Phase 2 Trial if the Collaboration Program is an Initial Program. In relation to a Clinical Trial “Completion” means the completion of the Clinical Trial and

3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

production of final report from Clinical Trial in accordance with Clinical Trial protocol;

Compound
means a product that comprises (a) a TCR or a portion of a TCR that comprises a TCR alpha chain variable domain and a TCR beta chain variable domain wherein the TCR or portion of the TCR binds to an HLA-presented antigen derived from a Target; and (b) an Effector;

Confidential Information
means (a) the Results; and (b) all technical, scientific or commercial information (in any form or medium and including all copies of the same) concerning past,  pre sent,  and/ or future transactions, dealings, projects, plans, proposals, and other business affairs that (i) are disclosed directly or indirectly by one Party (the “disclosing Party”) to the other (the “receiving Party”) at any time in contemplation of or in connection with this Agreement. For the avoidance of doubt Confidential Information shall include resuIts, data, databases, practices, methods, techniques, specifications, formulations, formulae, protein sequences, DNA sequences, know-how, skill, test data, procedures, process information;

Controlled
means that any Party has the right to grant any licence in relation to any Intellectual Property Right without violating the terms of any agreement or other arrangement with any Third Party and “Control” or “Controls” shall be interpreted accordingly;

Cover
means with respect to a particular patent or patent application and with reference to a particular product or process that the use, manufacture, sale, offer to sell, supply or import of such product or process would infringe a Valid Claim of such patent or patent application (or a claim of the Joint Foreground), in the absence of the licences under this Agreement;

CPR	has the meaning set forth in Section 15.3;

Data Sharing Initiative
means GSK’s policy initiative, known at the Effective Date as the “SHARE Initiative”, to provide researchers with access to Clinical Trial and study information, including anonymised patient level data and as communicated to Immunocore from time to time and each case provided such initiative does not require any

4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

material changes to any Immunocore policies or operational practices;

Dataroom
means an electronic dataroom accessible by GSK and other existing or potential licensees of Immunocore which contains Confidential Information in relation to Targets and in particular the following information relevant to each Target: [***];

Dataroom Period	has the meaning set forth in Section 5.3.1;

Deed	means the Deed of Assignment between Immunocore and Adaptimmune dated May 20, 2013;

Defending Party	has the meaning set forth in Section 7.7.1;

Development Additional Work	has the meaning set forth in Section 3.6.1;

Development Candidate	means a Compound meeting the Development Candidate Criteria or designated as a Development Candidate by the JSC in accordance with Section 3.6;

Development Candidate Criteria
means the criteria to be achieved by any Compound during Project Phase 2 of any Collaboration Program as initially set forth in Section B of Exhibit A, which criteria may be modified for each applicable Collaboration Program by the JSC.

Effective Date	has the meaning set forth in the preamble;

Effector	means any protein or polypeptide having the ability to modulate cell function, a cytotoxic moiety or a diagnostic label, including derivatives or variants thereof;

EMA	means the European Medicines Agency, and any successor entity thereto;

Entity	has the meaning set forth in Section 5.3.1;

Executive Officers	has the meaning set forth in Section 4.5;

FDA	Means the United States Food and Drug Administration, and any successor entity thereto;

5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Field	means any use or purpose, including the treatment, palliation, diagnosis or prevention of any human disease;

First Commercial Sale
means, with respect to any Licensed Product, the first sale in any country in the Territory by GSK, its Affiliates or their sublicensees after all required Regulatory Approvals have been granted in such country;

Foreground
means any Intellectual Property Rights in any Results or any Intellectual Property Rights arising as a result of the performance of a Party’s obligations or exercise of a Party’s rights under this Agreement;

FTE	means the equivalent of the work of one employee full time on the Collaboration Program and performing any function directly related to the conduct of the applicable Research Plan;

GAAP	means Generally Accepted Accounting Principles;

GSK	has the meaning set forth in the preamble;

GSK Background	means Background owned or Controlled by GSK or its Affiliates;

GSK Foreground	means Foreground which is solely conceived or reduced to practice by GSK, its Affiliates or their sublicensees or any of their sub-contractors;

GSK Indemnified Parties	has the meaning set forth in Section 11.9;

GSK Patent Challenge	has the meaning set forth in Section 13.8;

HLA	means Human Leukocyte Antigen;

HLA Program	has the meaning set forth in Section 5.2;

ICC	has the meaning set forth in Section 15.4;

IFRS	means International Financial Reporting Standards;

Immunocore	has the meaning set forth in the preamble;

Immunocore Background	means Background owned or Controlled by Immunocore, including the patents and patent applications listed on Schedule 3 but excluding any Third Party Platform Rights;

6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Immunocore Foreground	means Foreground solely conceived or reduced to practice by Immunocore or its sub-contractors;

Immunocore Indemnified Parties	has the meaning set forth in Section 11.8;

Immunocore Patent Challenge	has the meaning set forth in Section 13.9;

Indication
means a disease, treatment area or therapeutic indication in relation to which any Licensed Product has obtained Regulatory Approval. By way of example a specific type or sub-type of cancer will be an Indication. For the purposes of payment of Milestone Fees an Indication will not include an extension, amendment or supplement to an existing Regulatory Approval for treatment of the same disease or different patient stratifications within the same disease state;

Infringement	has the meaning set forth in Section 7.4.1;

Infringement Notice	has the meaning set forth in Section 7.4.1;

Initial HLA Program	has the meaning set forth in Section 5.2;

Initial Program Option	has the meaning set forth in Section 6.1;

Initial Program Option Period	has the meaning set forth in Section 6.1;

Initial Programs	means the Initial Target Programs and the Initial HLA Programs, collectively;

Initial Target	has the meaning set forth in Section 5.1;

Initial Target Program	has the meaning set forth in Section 5.1;

Initiation Fee	means the amount of either [***] per Collaboration Program, as applicable, as set forth in Schedule 2;

Intellectual Property Rights
means patents, rights to inventions, copyright and related rights, trademarks, trade names and domain names, rights in designs, rights in computer software, database rights, rights in Confidential Information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of

7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

protection which subsist or will subsist now or in the future in any part of the world;

Joint Foreground
means any Foreground conceived or reduced to practice jointly by any of Immunocore or its sub- contractors on the one hand and any of GSK, its Affiliates or their sublicensees or any of their sub- contractors on the other hand;

JPT	has the meaning set forth in Section 4.6;

JSC	has the meaning given in Section 4.1;

Lapse Notice	has the meaning given in Section 7.3.5;

Lead Additional Work	has the meaning set forth in Section 3.5.1;

Lead Candidate
means any Compound resulting from the performance of a Project Phase 1 and which meets or is agreed to meet the Lead Candidate Criteria or in relation to which the Parties agree to proceed to Project Phase 2;

Lead Candidate Criteria	means the criteria to be achieved by Compounds as set forth in Section A of Exhibit A, which criteria may be modified for each Collaboration Program by the JSC;

Licensed GSK Foreground	has the meaning set forth in Section 6.13;

Licensed Product
means any pharmaceutical product comprising or containing a Compound arising from a Collaboration Program whether or not as the sole active ingredient and in any dosage form or formulation. Licensed Product excludes any pharmaceutical product in which the relevant Compound when administered to any patient or individual is comprised within or attached to (including via transfection) any cell;

Losses	means losses, damages, legal costs and other expenses arising out of or relating to a Claim;

Milestone Fee	means the amounts set out in Schedule 2 in relation to each milestone;

Net Sales
means, with respect to each Licensed Product, the amount for all sales reported (either publicly, or internally if public reporting is not applicable) by GSK, its Affiliates or their sublicensees in each of their respective accounts on a calendar quarterly basis and in each case based on the

8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

accounting rules applicable to production of such accounts (“Accounting Rules”). Such sales figures shall be the gross amount billed by GSK, GSK’s Affiliates or its sublicensees or where not billed, received by GSK, GSK’s Affiliates or its sublicensees in relation to any Licensed Product less gross to net deductions typically and consistently applied to such receipts by either GSK, GSK’s Affiliates or its sublicensees in accordance with the applicable Accounting Rules and in each case which are actually incurred, allowed, paid, accrued or specifically allocated. An illustration of the gross to net deductions applied by GSK as at the Effective Date is set out in Schedule 10. As at the Effective Date, the applicable Accounting Rules are IFRS but the Net Sales definition will be amended as appropriate to reflect changes to GSK’s, its Affiliates or Sublicensees accounting rules (for example, change from IFRS to UK GAAP) brought about by merger, take-over or law;

Nominated HLA	has the meaning set forth in Section 5.2;

Nominated Target	has the meaning set forth in Section 5.1;

Nomination Date	means the date of receipt by GSK of the acceptance in writing by Immunocore of the Nomination Notice;

Nomination Notice	has the meaning given in Section 5.3.2;

Non-validated Target	has the meaning set forth in Section 5.3.8;

Option Notice	has the meaning set forth in Section 6.3;

Party	means either GSK or Immunocore as the context requires and “Parties” shall be construed accordingly;

Patent Liaisons	has the meaning set forth in Section 4.12;

Phase 1 Data Package	[***] of each Phase 1 Trial conducted by Immunocore in connection with the Initial Programs to allow GSK to determine whether it will exercise any Initial Program Option;

Phase 1 Trial
means a clinical trial of a pharmaceutical product on human subjects or patients designed with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product as and to

9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the extent defined for the United States in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent regulation in any other country, including the Phase 1 part of any Clinical Trial that is a combination Phase 1 Trial and Phase 2 Trial; provided, that multiple cohorts in a single Phase 1 Trial, such as multiple dose-escalation cohorts, shall constitute a single Phase 1 Trial;

Phase 2 Trial
means a clinical trial of a pharmaceutical product on human patients designed to determine a variety of doses, dose response, and duration of effect, and to generate initial evidence of clinical safety and activity in a target patient population, as and to the extent defined for the United States in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent regulation in any other country, excluding the Phase 1 part of any clinical trial that is a combination Phase 1 Trial and Phase 2 Trial;

Phase 3 Trial
means a clinical trial of a pharmaceutical product on patients designed to (a) establish that a drug is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed; and (c) support a Regulatory Approval of such drug, as and to the extent defined for the United States in 21 C.F.R. § 312.21 (c), or its successor regulation, or the equivalent regulation in any other country;

Pivotal Trial
means (a) any Phase 3 Trial, or (b) a Phase 2 Trial; or (c) any Clinical Trial, the results of which are determined by a Regulatory Authority to enable grant of Regulatory Approval or in relation to which a Regulatory Authority has found that the results may be sufficient to support an application for Regulatory Approval;

Platform Rights
means any Intellectual Property Rights owned or Controlled by Immunocore arising outside of this Agreement (including Third Party Platform Rights) but excluding Immunocore Background. For clarity, Platform Rights do not include Foreground;

Project Phase	means a phase of a Collaboration Program set forth in the applicable Research Plan agreed between the Parties from time to time during the term of this Agreement;

10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Project Phase 1	means the first phase of any Collaboration Program to identify one or more Compounds to the Target that meet the Lead Candidate Criteria;

Project Phase 2
means Project Phase 2A and Project Phase 2B of any Collaboration Program in which any Compounds developed or identified during Project Phase 1 are further developed with a goal of meeting the Development Candidate Criteria;

Project Phase 2A	means the first part of Project Phase 2 in which any Compound from Project Phase 1 undergoes [***];

Project Phase 2B	means the second part of Project Phase 2 in which [***];

Prosecuting Party	has the meaning set forth in Section 7.3.5;

Regulatory Approval
means regulatory approval (including pricing or [***] to the extent the applicable regulatory authorities in such country require a pricing or reimbursement approval prior to commercialization of a product in such country) required to market a Licensed Product for an Indication in accordance with the Applicable Laws and regulations of a given country, or similar approvals in other foreign jurisdictions. In the United States, Regulatory Approval means approval of a New Drug Application (“NDA”), Biologics License Application (“BLA”) or an equivalent by the FDA, and in the European Union, Regulatory Approval means approval of a Marketing Authorization Application (“MAA”) or an equivalent by the EMA. [***];

Regulatory Authority
means the FDA in the U.S. or any health regulatory authority in another country in the Territory that is a counterpart to the FDA and holds responsibility for granting Regulatory Approval for a product in such country, including the EMA, and any successor(s) thereto;

Replacement Target	has the meaning set forth in Section 5.3.4;

Research Plan	has the meaning set forth in Section 2.1;

Results
means any data, know-how, output, mutations, sequences, products, modifications, developments, assays, compounds, materials, documentation or other results arising directly from the performance of a Collaboration Program

11

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

by either Party, its Affiliates or their subcontractors;

Royalty	means the royalty set out in Section 9.1;

Royalty Report	has the meaning given in Section 9.8;

Royalty Term	has the meaning set forth in Section 9.2;

Subcommittee	has the meaning set forth in Section 4.9;

Target	means the protein or biological molecule from which an HLA-presented antigen is derived;

Target Program	has the meaning set forth in Section 5.1;

TCR	means a T-cell receptor in any form;

Terminated Products	has the meaning set forth in Section 13.6.7;

Terminated Projects	has the meaning set forth in Section 13.6;

Territory	means worldwide;

Third Party	means any entity or individual which is not a Party to this Agreement or an Affiliate of GSK;

Third Party Infringement Claim	has the meaning set forth in Section 7.7.1;

Third Party Platform Rights	means any patents or patent applications Controlled by Immunocore and arising under an agreement between Immunocore and a Third Party, which agreement is for the development or research of Compounds;

Valid Claim
means a claim of any issued and unexpired patent or patent application within the Immunocore Foreground, Immunocore Background or Platform Rights, to the extent that such claim in any patent or patent application has not lapsed, been withdrawn or been disclaimed, denied or admitted to be invalid by any court of competent jurisdiction in a non-appealable judgment or otherwise rendered invalid or unenforceable through reissue, disclaimer or otherwise through re-examination, opposition, post-grant review or inter partes review, or lost through interference proceeding, or been cancelled or abandoned or dedicated to the public;

12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

VAT	means value added tax as provided for in the Value Added Tax Act 1994 together with legislation supplemental thereto or other tax or a similar nature in substitution for it;

Year	means a period of 12 calendar months.

1.2	In this Agreement:

1.2.1	references to Sections and Articles are to the Sections and Articles of this Agreement;

1.2.2	headings are used for convenience only and do not affect its interpretation;

1.2.3
(a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable; and

1.2.4
references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision.

2.	General Background - Collaboration Programs

2.1
The Parties shall collaborate on a series of Collaboration Programs in accordance with the terms and conditions set forth in this Agreement, and in accordance with a research plan established by the JSC, as amended from time to time (each, a “Research Plan”). The Research Plan agreed to by the Parties prior to the Effective Date governing the first Initial Target Program is set forth in Schedule 1; provided, that such Research Plan shall be updated by the JSC within [***] of the establishment of the JSC to include additional details of specific activities and timelines required to achieve the Lead Candidate Criteria and Development Candidate Criteria. Thereafter, the Research Plan for the first Initial Target Program shall be further updated when reasonable, to include detailed Clinical Trial design and other matters that cannot reasonably be addressed as of the Effective Date or the [***] period referred to above. It is anticipated that Immunocore will be primarily responsible for the conduct of the Research Plans as provided further in this Agreement.

2.2
In general, each Research Plan for each Collaboration Program shall include equivalent details to those agreed in the Research Plan for the first Initial Target Program set forth in Schedule 1, [***]. The Research Plan for each Collaboration Program shall be developed and agreed in accordance with Section 5.3.7, and once agreed and finally approved by the JSC, the Research Plan for each Collaboration Program shall form a schedule to this Agreement; provided, that with respect to the Initial Programs, each such Research Plan shall be updated by the JSC to include detailed Clinical Trial design and other matters that cannot reasonably be addressed at the time the initial Research Plan is agreed.

3.	Performance and Funding of Collaboration Programs

3.1
Immunocore shall commence work under the Research Plan for the first Collaboration Program upon completion by the JSC of the updated Research Plan as set forth in Section 2.1. All other Collaboration Programs shall commence promptly after agreement of the Research Plan, in accordance with and subject to Section 5.3.7.

13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.2
Immunocore (or its subcontractors) shall be responsible for conducting the activities set forth in each Research Plan, in accordance with the terms of such Research Plan, using Commercially Reasonable Efforts and in accordance with all Applicable Laws. In addition, Immunocore (or its subcontractors) shall perform the Collaboration Program in good scientific manner, and in accordance with the policies set forth in the attached Schedule 5 (to the extent such policies are applicable to the activities being conducted) and, to the extent applicable, all other requirements of GLP, GCP and GMP. All activities that are required to be performed to GLP, GCP or GMP shall be performed by [***].  [***] Commercially Reasonable Efforts to ensure the following: (i) data are being generated using sound scientific techniques and processes; (ii) data are being accurately and reasonably contemporaneously recorded in accordance with good scientific practices by personnel conducting research or development hereunder; (iii) data are being analyzed appropriately without bias in accordance with good scientific practices; and (iv) data and results are being stored securely and can be easily retrieved. Notwithstanding Immunocore’s responsibility to carry out the activities set forth in the Research Plans, GSK (or its subcontractors or Affiliates) may conduct certain activities as set forth in the applicable Research Plan [***]; provided that GSK will comply (and ensure its subcontractors or Affiliates comply) with Sections 3.2, 3.3 and 3.4 with respect to such conduct.

3.3
Subject to the requirements set forth above in Section 3.2, including the obligation to use Commercially Reasonable Efforts, Immunocore shall perform (or ensure that its subcontractors perform) the Collaboration Program using personnel which are suitably qualified and experienced to perform the activities set out in the Collaboration Program. Immunocore shall (i) within a reasonable period of time after agreement of the Research Plan [***].

3.4
Each Party shall provide cooperation and information as reasonably necessary to assist the other Party in performing the Collaboration Program. A Party shall not be responsible for any delay or suspension of any Collaboration Program where such delay or suspension is caused by any failure of the other Party to provide any information, assistance or cooperation.

3.5
On a Collaboration Program-by-Collaboration Program basis, at any time during the conduct of Project Phase 1 of such Collaboration Program through the [***] period following Completion of Project Phase 1 of such Collaboration Program, Immunocore shall either (i) make a recommendation to the JSC that a Compound satisfies the applicable Lead Candidate Criteria, or (ii) advise the JSC that no Compound satisfies the applicable Lead Candidate Criteria, but that additional research is likely to result in a Lead Candidate; or (iii) advise the JSC that no Compound satisfies the applicable Lead Candidate Criteria and that in Immunocore’s reasonable discretion, it is not technically feasible to develop a Lead Candidate under the applicable Collaboration Program.

3.5.1
Within [***] after recommendation by Immunocore of the potential Lead Candidate in accordance with Section 3.5(i), the JSC will decide on the nomination of one or more Lead Candidate(s) to progress to Project Phase 2. Upon the JSC’s determination that at least one Compound satisfies the applicable Lead Candidate Criteria, such Compound shall be deemed a Lead Candidate and shall be progressed into Project Phase 2A development. If the JSC does not select any of the proposed Lead Candidates with in [***] of submission by Immunocore, then the JSC may specify within a further [***] what additional research activities, if any, that were not included in the applicable Research Plan are required to enable at least one (1) Compound to achieve the Lead Candidate Criteria (“Lead Additional Work”). Promptly thereafter, the Parties will amend the applicable Research Plan to reflect any such Lead Additional Work and Immunocore shall conduct such Lead Additional Work. If no Lead Additional Work is agreed or no Lead Candidate is nominated by the JSC within [***] after Completion of such Lead Additional Work, then GSK shall terminate the Collaboration Program and Section 13.6 shall apply.

14

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.5.2
Within [***] after advising the JSC that no Compound satisfies the Lead Candidate Criteria in accordance with Section 3.5(ii) or 3.5(iii), then the JSC shall either (i) specify within a further [***] what Lead Additional Work, if any, is required to enable at least one (1) Compound to achieve the Lead Candidate Criteria, or (ii) decide to terminate the applicable Collaboration Program. In the event that Section 3.5.2(i) occurs, the Parties will amend the applicable Research Plan to reflect any such Lead Additional Work and Immunocore shall conduct such Lead Additional Work. If no Lead Candidate is nominated by the JSC within [***] after Completion of the Lead Additional Work, then the Collaboration Program shall terminate and thereafter, or in the event Section 3.5.2(ii) occurs, Section 13.6 shall apply.

3.6
On a Collaboration Program-by-Collaboration Program basis, at any time during the conduct of Project Phase 2 of such Collaboration Program through the [***] period following Completion of Project Phase 2 of such Collaboration Program, Immunocore shall either (i) make a recommend at ion to the JSC that a Lead Candidate satisfies the applicable Development Candidate Criteria, or (ii) advise the JSC that no Lead Candidate satisfies the applicable Development Candidate Criteria, but that in Immunocore’s reasonable discretion, additional research is likely to result in a Development Candidate; or (iii) advise the JSC that no Lead Candidate satisfies the applicable Development Candidate Criteria and that in Immunocore’s reasonable discretion, there is no additional research that will result in a Development Candidate because it is not technically feasible to develop a Development Candidate under the applicable Collaboration Program.

3.6.1
Within [***] after recommendation by Immunocore of the potential Development Candidate in accordance with Section 3.6(i), the JSC will decide on the nomination of one or more Development Candidate(s). Upon the JSC’s determination that at least one Lead Candidate satisfies the applicable Development Candidate Criteria, such Lead Candidate shall be deemed a Development Candidate and if the Collaboration Program is an Initial Program, it shall be progressed into further pre-clinical development and/or Clinical Trial development, and if the Collaboration Program is not an Initial Program, then the provisions of Section 6.2 shall apply. If the JSC does not select any of the proposed Development Candidates within [***] of submission by Immunocore, then the JSC may specify within a further [***] what additional research activities, if any, that were not included in the applicable Research Plan are required to enable at least one (1) Lead Candidate to achieve the Development Candidate Criteria (the “Development Additional Work”). Promptly thereafter, the Parties will amend the applicable Research Plan to reflect any such Development Additional Work and Immunocore shall conduct such Development Additional Work. If no Development Additional Work is agreed or no Development Candidate is nominated by the JSC after Completion of such Development Additional Work, then GSK shall terminate the Collaboration Program and Section 13.6 shall apply.

3.6.2
Within [***] after advising the JSC that no Lead Can did ate satisfies the Development Candid ate Criteria in accordance with Section 3.6(ii) or 3.6(iii), then the JSC may either (i) specify within a further [***] what Development Additional Work is required to enable at least one (1) Lead Candidate to achieve the Development Candidate Criteria, or (ii) decide to terminate the applicable Collaboration Program. In the event that Section 3.6.2(i) occurs, the Parties will amend the applicable Research Plan to reflect any such Development Additional Work and Immunocore shall conduct such Development Additional Work. If no Development Candidate is nominated by the JSC after Completion of the Development Additional Work, then the Collaboration Program shall terminate and thereafter, or in the event Section 3.6.2(ii) occurs, if the Collaboration Program is an Initial Target Program, Sections 8.3 and 13.6 shall apply and in all other circumstances, Section and 13.6 shall apply.

15

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.7
In relation to any Lead Additional Work or Development Additional Work agreed by the JSC under Sections 3.5.1, 3.5.2, 3.6.1 or 3.6.2, any additional time and effort incurred [***] of such Collaboration Program, together with the Lead Additional Work or Development Additional Work, as applicable, [***].

3.8	Immunocore’s FTE rate as at the Effective Date is [***] per Year.

3.9
Subject to the terms of this Agreement, GSK shall have the right to engage Affiliates and both Parties shall have the right to engage Third Party subcontractors to perform certain of its obligations under the Collaboration Programs, and such Affiliates or subcontractors shall be assigned the applicable obligation as set forth in the agreed Research Plans; [***]. Any Affiliate or subcontractor to be engaged by a Party to perform a Party‘s obligations under a Collaboration Program shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and shall agree in writing to comply with the applicable terms of this Agreement (including confidentiality terms); provided, that any Party engaging an Affiliate or subcontractor hereunder will remain responsible for the actions and omissions of any subcontractor to whom it delegates its obligations under this Agreement including to the extent such actions or omissions result in a breach of the terms of this Agreement. In addition, any Party engaging a subcontractor shall in all cases retain or obtain ownership of any and all Intellectual Property Rights arising as a result of performance of any sub-contracted activity under the Research Plan and any sub-contract agreement shall state that such sub-contractor has no rights to use any Intellectual Property Rights owned or Controlled by the other Party save as strictly necessary for performance of the sub-contracted activities. Any sub-contractor shall not be entitled to further sub-contract its obligations under this Agreement.

3.10
Except as provided in Section 3.7, Immunocore shall be responsible for its own costs and expenses incurred in performing any Collaboration Program. If either Party believes a Research Plan for any of the Initial Programs should be amended with respect to the applicable Phase 1 Trial in a manner that is reasonably expected to cause [***]. If the JSC approves such amendment to the Phase 1 Trial, then [***]. [***] or liable under this Agreement for any delay to a Collaboration Program or delay to the development of any Licensed Product to the extent caused by a failure of the JSC or GSK to agree to amend the applicable Research Plan as described in the foregoing sentence.

4.	Governance; Collaboration Program Management

4.1
Within [***] of the Effective Date, the Parties will establish a joint steering committee (the “JSC”). The JSC shall be responsible for overseeing the conduct of all Collaboration Programs, and approving the detailed requirements and deliverables for any Collaboration Program as developed by the JPT. The JSC shall have oversight and decision-making responsibilities for activities performed for each Collaboration Program and shall resolve disputes at the JPT. The JPT shall keep the JSC informed of the progress and activities under each Collaboration Program. The JSC shall be comprised of [***] representatives (or such other number of representatives as the Parties may agree) from each of GSK and Immunocore. Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 16.1 or by e-mail to the other Party’s Alliance Manager. Each representative of a Party shall have sufficient seniority and appropriate expertise in biotechnology and pharmaceutical drug discovery and development to participate on the JSC. Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party to attend meetings of the JSC as non-voting participants, subject to the confidentiality obligations of Article 10. The Alliance Managers shall also participate as non-voting members in JSC meetings.

16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

4.2
In addition to the responsibilities set forth in Section 4.1, the JSC shall perform the following functions, subject to the final decision-making authority of the respective Parties as set forth in Section 4.5:

4.2.1	review and approve a Research Plan for each Collaboration Program in accordance with the timelines set forth in Article 5;

4.2.2	review and approve any changes required to the Research Plan for any Collaboration Program in accordance with Section 4.7;

4.2.3	review and monitor progress of each Collaboration Program with input from the JPT;

4.2.4	confirm whether the Lead Candidate Criteria have been achieved by a Compound;

4.2.5	review and approve changes to the Lead Candidate Criteria for each Collaboration Program;

4.2.6	confirm whether the Development Candid ate Criteria have been met by a Compound;

4.2.7	review and approve changes to the Development Candidate Criteria for each Collaboration Program;

4.2.8	review and discuss data arising from the Phase I Trials conducted under the Initial Programs;

4.2.9	generally serve as a forum for exchange of information and to facilitate discussions regarding the conduct of the Collaboration Programs hereunder;

4.2.10	resolve disputes referred from the JPT;

4.2.11	review and determine the requirement for any additional documentation under Section 6.11 below;

4.2.12
review and determine the amount of initial training and technical assistance required from Immunocore to GSK under Section 6.11 together with the time for provision of such initial training and technical assistance; and

4.2.13	such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed by the Parties from time to time.

4.3
Save as provided under Section 4.7, the JSC shall meet quarterly and chairing of the meetings shall be alternated between each Party’s designated representative, unless otherwise agreed. The meetings shall be held at the premises of the Party chairing the meeting unless otherwise agreed. The Parties may also agree to hold such meeting by telephone or video conference or webinar although at least [***] in any Year shall be in person to the extent possible. The first meeting shall be chaired by [***] and shall be held within [***] of the Effective Date. The Alliance Manager for the Party chairing each meeting shall be responsible for [***] to comment on and add items to the agenda and re-circulate the agenda at least [***] ahead of the agreed date of the meeting. The Parties shall each be responsible for their own costs and expenses incurred in participating and attending JSC meetings. Copies of data and proposals to be discussed shall be circulated by each Party at least [***] prior to each JSC meeting where reasonably possible.

17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

4.4
The Alliance Manager from the Party that is not the chairing Party shall be responsible for preparing and circulating minutes, within [***] of each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions and decisions approved by the JSC and a list of any issues to be resolved by the Executive Officers pursuant to Section 4.5. Such minutes shall be effective only after approved by both Parties in writing. With the sole exception of specific items of the meeting minutes to which the members cannot agree and that are escalated to the Executive Officers as provided in Section 4.5, definitive minutes of all JSC meetings shall be finalized no later than [***] after the meeting to which the minutes pertain. If, at any time during the preparation and finalization of the JSC minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the escalation process set forth in Section 4.5. The decision resulting from the escalation process shall be recorded by the Alliance Manager in amended finalized minutes for such meeting.

4.5
Decisions of the JSC shall be made on a unanimous basis with each Party having one vote on the JSC. In the event of any inability to reach a decision at a JSC meeting, the [***] (the “Executive Officers”). Where resolution is still not possible within [***] of referral to the Executive Officers, GSK shall have the final decision-making authority save that GSK shall not be entitled to resolve any dispute in a way which would (a) require amendment of this Agreement; or (b) materially increase or change the scope of work, cost or expenses of Immunocore under any agreed Research Plan for any Collaboration Program or result in a material delay to the Collaboration Program; or (c) result in Immunocore losing any ownership interest in any Foreground; or (d) place patients at excessive risk or which might be reasonably considered to place patient health and safety at risk in a Clinical Trial conducted by Immunocore in accordance with a Research Plan. For the avoidance of doubt, a “material delay” shall mean an additional period of time added to any Program Phase of at [***] of the timelines set forth in the Research Plan. By way of example, if Project Phase 1 is scheduled to take [***] for Completion, then a material delay in that case shall be a suspension of work under Project Phase 1 for a period of [***]. Solely in the case where Immunocore reasonably believes GSK’s final decision will have one or more of the consequences set forth in (a) - (d) above, Immunocore may refer the matter to the dispute resolution process set forth in Article 15.

4.6
Joint Project Team. As soon as possible after the Effective Date, the Parties shall establish a joint project team (the “JPT”) which shall be initially responsible for the day-to-day operations of the Initial Target Program. The JPT shall also be responsible for the day-to-day operations of all other Collaboration Programs when they become effective; provided, that if multiple JPTs are needed due to different Targets or disease areas, then the Parties may establish separate JPTs for different Collaboration Programs. The JPT shall be comprised of representatives from each of GSK and Immunocore with the appropriate scientific expertise with respect to the conduct of the Research Plans (and such representatives may vary depending on the relevant Project Phase) and shall meet on a [***] basis (or more or less frequently as agreed by the Parties) at Immunocore’s facilities or via teleconference at such times as may be agreed by the Parties during the Research Term. The JPT will report to the JSC and will be responsible for the day-to-day management of the conduct of the Research Plans including overseeing the conduct of experiments and reviewing data resulting from such experiments as set forth in the Research Plans, proposing amendments to the Research Plans, proposing new Research Plans to the JSC for new Collaboration Programs for JSC approval, discussing potential Lead Candidates and Development Candidates for proposal to the JSC. All decisions of the JPT on matters for which it has responsibility shall be made unanimously. In the event that the JPT is unable to reach a unanimous decision within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue submitted to the JSC for resolution in accordance with Section 4.5. Each Party will bear all expenses it incurs in regard to participating in all meetings of the JPT, including all travel and living expenses.

18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

4.7
Where any Party wants to amend the serv ices or tasks allocated under any Research Plan it shall notify the JSC of such desire to amend. The notification shall include details of the changes being requested and the impact such changes will have on the remainder of the Research Plan including any impact on timescales. Unless the request needs to be determined ahead of the next JSC meeting, any amendment to the Research Plan will be discussed at the next JSC meeting and the request for change will be added to the agenda for the next meeting. Where a request needs to be determined more quickly, the JSC may call a special meeting to resolve the matter ahead of the next scheduled JSC meeting. The chair of such special meeting shall be the same chair as for the next JSC meeting. Minutes of the special meeting will be circulated and prepared in accordance with Section 4.4.

4.8
The JSC shall not have any authority to amend the terms of this Agreement or to add Collaboration Programs in excess of the [***] Collaboration Programs permitted under this Agreement. The foregoing provisions of this Article 4 notwithstanding, neither Party shall have the right to exercise its final decision-making authority to unilaterally: (a) determine that it has fulfilled any obligations under this Agreement or that the other Party has breached any obligation under this Agreement; (b) make a decision that is expressly stated to require the mutual agreement of the Parties; or (c) otherwise expand its rights or reduce its obligations under this Agreement.

4.9
From time to time, the JSC may establish subcommittees to oversee particular projects or activities, as it deems necessary or advisable (each, a “Subcommittee”). Each Subcommittee shall consist of such number of members as the JSC determines is appropriate from time to time. Such members shall be individuals with expertise and responsibilities in the relevant areas over which such Subcommittee shall have oversight and/or decision-making authority.

4.10
The JSC shall automatically cease to exist on completion of all Collaboration Programs. The JSC’s involvement in relation to any particular Collaboration Program shall cease on the earlier of termination of such Collaboration Program in accordance with Article 13 or Completion of such Collaboration Program.

4.11
Promptly after the Effective Date, each Party shall appoint an individual to act as alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter be permitted to attend meetings of the JSC as a non-voting observer, subject to the confidentiality provisions of Article 10. The Alliance Managers shall be the primary point of contact for the Parties regarding the collaboration activities contemplated by this Agreement or other reporting obligations under this Agreement and shall facilitate all such activities hereunder. The Alliance Managers shall also be responsible for assisting the JSC in performing its oversight responsibilities with respect to the activities of the JPT, as well as by preparing and finalizing the minutes from meetings of the JSC. The name and contact information for such Alliance Managers, as well as any replacement(s) chosen by Immunocore or GSK, in their sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 16.1 of this Agreement.

4.12
Within [***] after the Effective Date, the Parties shall each designate representative(s) to consult with the other Party’s representative(s) with respect to patent prosecution, defense and enforcement matters (the “Patent Liaisons”) as more fully described in this Section 4.1 2. The Patent Liaisons shall discuss, at such times, places and frequencies as either Patent Liaison determines is necessary, material issues and provide input to each other regarding the prosecution, maintenance, enforcement or defense of Platform Rights (to the extent Immunocore has such rights with respect to Third Party Platform Rights), Immunocore Background, Immunocore Foreground, Joint Foreground and the Licensed GSK Foreground and in each case in accordance with the rights granted under Article 7. The Patent Liaisons shall be responsible for coordinating the implementation of each Party’s strategies for the protection of the foregoing Intellectual Property Rights in accordance with the terms of this Agreement. All final decisions related to the prosecution,

19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

maintenance, enforcement or defense of any Immunocore Background, Platform Rights, Joint Foreground, Immunocore Foreground and Licensed GSK Foreground shall be made by the Prosecuting Party.

5.	Collaboration Programs - Research Plans; Target Nomination

5.1
Target Programs. GSK has the right to nominate up to four (4) Targets (each, a “Nominated Target”) to be the subject of Collaboration Programs as set forth below (each Collaboration Program directed to a Nominated Target, being a “Target Program”). Each such Target Program shall relate to a different Nominated Target. The Nominated Target and its HLA allele for the first Target Program are specified in Schedule 1 to this Agreement (the “Initial Target”). GSK has the right to nominate the second Nominated Target no later than [***] after the Effective Date of the Agreement, and thereafter shall have the right to nominate the third and fourth Nominated Targets no later than the [***] of the Effective Date, except as otherwise provided in this Agreement. The first two (2) Target Programs are referred to herein as the “Initial Target Programs.”

5.2
HLA Programs. Each Target Program under Section 5.1 above shall be specific to a designated HLA allele. GSK also has the right to nominate up to [***] HLA alleles (each, a “Nominated HLA”) to be the subject of further Collaboration Programs as set forth in this Section 5.2 (each Collaboration Program direct ed to a Nominated HLA, an “HLA Program”). Each Nominated HLA shall be associated with a Nominated Target; provided, that GSK may nominate any number of Nominated HLAs related to a specific Nominated Target at GSK’s discretion subject to the overall maximum of [***]. GSK may exercise its right to nominate a Nominated HLA associated with a Nominated Target at any time beginning on the date of commencement of the applicable Target Program for such Nominated Target and expiring on the [***] anniversary of Completion of the Phase I Trial conducted with respect to the Compound arising from such Target Program, whether such Phase 1 Trial is conducted by Immunocore or GSK. The first [***] HLA Programs are referred to herein as the “Initial HLA Programs.”

5.3	Nomination Process.

5.3.1
The Dataroom shall be available to GSK for a period of [***] from the Effective Date, except as may be extended as provided in this Agreement (the “Dataroom Period”). The same information as provided in the Dataroom shall also be available to all partners, licensees and potential licensees of Immunocore. Immunocore warrants that, as of the Effective Date the same information has been, and for the Dataroom Period will be, provided to GSK in the Dataroom in relation to Targets as has been or will be provided to other potential licensees and partners of Immunocore (each an “Entity”) who have been granted access or will be granted access to the Dataroom as of the Effective Date or during the Dataroom Period (excluding any information relating to Targets which have been exclusively licensed to any 5.3.4). Immunocore may add further Targets to the Dataroom in its absolute discretion.

5.3.2
Except for the Initial Target, GSK shall nominate a Target or HLA by providing notice in writing in the form set out in Schedule 8 to Immunocore (the “Nomination Notice”). The Nomination Notice shall specify either (a) the Target being nominated together with the HLA allele to which any Compound direct ed at the Target should first be developed; or (b) the new HLA allele to which any Compound should be directed for a Nominated Target that is the subject of a pre-existing Target Program. Immunocore shall have [***] from receipt of Nomination Notice to accept or reject the Nomination Notice by signing and returning a completed Nomination Notice to GSK; provided that a Nomination Notice may only be rejected in accordance with Section 5.3.4 below and shall be accepted by Immunocore under all other circumstances. The Nomination Date for the

20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

first Target and HLA type specified in Schedule 1 shall be the Effective Date. Date of acceptance of a Nomination Notice by Immunocore under this Section 5.3.2 shall constitute the Nomination Date in relation to all other Targets and HLAs notified under this Section 5.3.2. Where the Target is not a Target provided in the Dataroom, then prior to any nomination of such Target the provisions of Section 5.3.8 shall apply and GSK shall not be entitled to nominate a Target which is not provided in the Dataroom unless the steps set out in Section 5.3.8 have been taken. GSK understands and accepts that prior to nomination of a Non-validated Target (as defined in Section 5.3.8), GSK has no exclusive option under Section 6.1 or 6.2 and that Immunocore will still be entitled to reject any Nomination Notice naming a Non-validated Target for the reasons given in Section 5.3.4.

5.3.3
Upon the Nomination Date, Immunocore shall immediately remove the Nominated Target from the Dataroom, and thereafter, Immunocore shall not (a) work on or further develop any Compound to the Nominated Target, including any HLA alleles associated with such Nominated Target except as provided in this Agreement; (b) license or collaborate with any Third Party in relation to the development of any Compound to the Nominated Target; or (c) otherwise make available such Nominated Target to any Third Party for development of a Compound to such Nominated Target. Immunocore warrants that all information regarding the Initial Target has been removed from the Dataroom on or before the Effective Date, and the Parties agree that the foregoing sentence applies to the Initial Target as of the Effective Date.

5.3.4
Immunocore may remove Targets from the Dataroom in its sole discretion at any time prior to receipt of a Nomination Notice, and may reject a Nomination Notice [***] Nomination Notice rejected by Immunocore in accordance with this Section 5.3.4 shall be deemed an “Invalid Target”. Immunocore shall not be liable for any claim by GSK arising out of removal of a Target from the Dataroom by Immunocore prior to receipt of a Nomination Notice. Any Nomination Notice received in relation to an Invalid Target shall be deemed rejected and Immunocore shall remove the Invalid Target from the Database if not previously removed. GSK shall have the right to nominate a replacement Target (each, a “Replacement Target”) in lieu of the Invalid Target in the same manner as described in Section 5.3.2 until the later of either the [***] anniversary of the Effective Date or [***] from GSK’s receipt of notice that a Nominated Target is an Invalid Target. For clarity, GSK may continue to nominate Replacement Targets under the terms of this Agreement when and if previously nominated Replacement Targets are deemed Invalid Targets and subject to the maximum of four (4) Target Programs under Section 5.1.

5.3.5
With respect to any Invalid Target, Immunocore agrees not to (a) work on or further develop any Compound to the Invalid Target, including any of its HLA alleles associated with such Invalid Target; or (b) licence or collaborate with any Third Party in relation to the development of any Compound to the Invalid Target, including any HLA alleles associated with such Invalid Target, in each case, for a period commencing on the date that the Nomination Notice specifying such Invalid Target was deemed invalid (or as relevant the date a Target is removed from the Dataroom), and ending on the latest to occur of either (i) [***] from such date; or (ii) the [***] anniversary of the Effective Date, in each case subject to Section 5.3.6 below.

5.3.6	Where any Invalid Target, with respect to which Immunocore rejected a Nomination Notice from GSK, subsequently becomes available for licence [***].

21

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.3.7
Where any Nominated Target is accepted by Immunocore, the JSC shall have [***] (or such other reasonable period as may be necessary) after the Nomination Date to develop and approve the Research Plan for the applicable Target Program or HLA Program, and promptly thereafter Immunocore shall commence the work set forth in the Research Plan; provided, that Immunocore shall have no obligation to commence work under an agreed Research Plan until the earlier of (a) the expiry of a period of [***] after commencement of work under a Research Plan for the most recently agreed and active Collaboration Program; or (b) the date on which [***] to commence work under the applicable Research Plan. For clarity, with respect to the Initial Programs, each such Research Plan shall be updated by the JSC to include detailed Clinical Trial design and other matters that cannot reasonably be addressed at the time the initial Research Plan is agreed.

5.3.8
At any time commencing on the Effective Date and ending [***] from the Effective Date, and as long as GSK has at least one (1) target nomination available, GSK may notify Immunocore in writing up to [***] during such period, that it wishes to evaluate a Target other than those set out in the Dataroom (“Non-validated Target”). The notification from GSK shall include the following [***] shall be discussed at the next meeting of the JSC (or as otherwise provided by the JSC). If the JSC determines that further investigation of a Non-validated Target is required in order to determine its technical feasibility as a tractable Target, [***] Immunocore of [***] in which GSK is interested. The JSC shall agree [***], but as of the Effective Date, it is anticipated that Immunocore shall require [***]. Immunocore shall then as soon as reasonably possible and in any event only once it has resources available (as determined by Immunocore in its sole discretion), attempt to identify [***] from the Non-validated [***]. The validation work shall not extend beyond validation work typically carried out by Immunocore for Targets within the Dataroom. Immunocore shall report to the JSC on the progress of the validation work and on completion shall notify the JSC either that (a) in its view, the validation work suggests that it would be possible or technically feasible to identify a Compound to the Non-validated Target; or (b) in its view, the validation work does not suggest that it would be possible or technically feasible to identify a Compound to the Non-validated Target. Following completion of the validation work and notification to the JSC as to the technical feasibility of identifying the Compound to the Non-validated Target, GSK shall be entitled to nominate the Non-validated Target in accordance with Section 5.3.2 and such Non-validated Target shall be thereafter treated in the same way as any Nominated Target from the Dataroom.

5.3.9
Should GSK wish to assess any additional Non-validated Targets other than in accordance with Section 5.3.8, then the Parties shall discuss the assessment of such Non-validated Targets. Where the Parties agree to proceed with such assessment, the Parties will negotiate in good faith the terms which would apply to such assessment including responsibilities of each Party and time, cost and resource allocations required of each Party.

5.4
Research Licence. Commencing on each Nomination Date for each Collaboration Program, and solely to the extent that it is agreed in any Collaboration Program that GSK should conduct work under the applicable Research Plan, Immunocore shall grant and hereby grants to GSK a non-exclusive licence in the Territory under the Immunocore Background, Immunocore Foreground, Joint Foreground and Platform Rights to the extent necessary for GSK’s performance of the Collaboration Program. The licence under this Section 5.4 shall expire on the earlier of (a) the date on which Immunocore rejects a Nomination Notice in accordance with Section 5.3.2; or (b) an exclusive licence being granted following exercise of the Initial Program Option or Collaboration Program Option, as applicable; or (c) expiration of the applicable Initial Program Option Period or

22

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Collaboration Option Period without exercise of the Initial Program Option or Collaboration Program Option, as applicable; or (d) Completion of the Collaboration Program. The licence under this Section 5.4 shall be sublicenseable to GSK’s Affiliates to the extent such Affiliates are performing any obligations under any Collaboration Program.

6.	Options; Licences

6.1
On an Initial Program-by-Initial Program basis, Immunocore shall grant and hereby grants to GSK, an exclusive option to obtain the exclusive licences on the terms set out in Section 6.7 (each, an “Initial Program Option”). With respect to the first Initial Target Program described on Schedule 1, the Initial Program Option shall commence on the Effective Date [***]. With respect to the additional Initial Programs, the Initial Program Option shall commence on the Nomination Date, and each Initial Program Option shall expire on an Initial Program-by-Initial Program basis on the earlier of either (i) the date that is [***] following receipt by GSK of the applicable Phase 1 Data Package; or (ii) termination of the applicable Collaboration Program in accordance with Sections 3.5.1, 3.5.2, 3.6.1 and 3.6.2, including if such termination occurs after Completion of any Lead Additional Work or Development Additional Work without nomination of a Lead Candidate or Development Candidate, respectively (the “Initial Program Option Period”).

6.2
With respect to all Collaboration Programs other than as provided in Section 6.1, on a Collaboration Program-by-Collaboration Program basis, Immunocore shall grant and hereby grants to GSK, an exclusive option to obtain the exclusive licenses on the terms set out in Section 6.8 (each, a “Collaboration Program Option”). Each such [***] Collaboration Program-by-Collaboration Program basis on the earlier of either (i) the date that is [***] following determination by the JSC that at least one Lead Candidate from such Collaboration Program satisfies the applicable Development Candidate Criteria and is deemed a Development Candidate; or (ii) termination of the applicable Collaboration Program in accordance with Sections 3.5.1, 3.5.2, 3.6.1 and 3.6.2, including if such termination occurs after Completion of any Lead Additional Work or Development Additional Work without nomination of a Lead Candidate or Development Candidate, respectively (the “Collaboration Program Option Period”).

6.3
GSK may exercise an Initial Program Option or Collaboration Program Option at any time during the Initial Program Option Period or Collaboration Program Option Period, respectively, by provision of written notice to Immunocore specifying the Initial Program or Collaboration Program in relation to which the Initial Program Option or Collaboration Program Option is being exercised (“Option Notice”). On receipt of the Option Notice by Immunocore, Immunocore shall grant, and hereby grants, to GSK the exclusive licence on the terms set out in Section 6.7 with respect to such Initial Program Option or Collaboration Program Option.

6.4
On a Collaboration Program-by-Collaboration Program basis and Target-by-Target basis and during the Initial Program Option Period or Collaboration Program Option Period, as applicable, Immunocore shall not (a) independently or with, or on behalf of, a Third Party, conduct any research, development or commercialisation activities on any Licensed Product; or (b) licence any Third Party under its rights in the Immunocore Foreground, Immunocore Background, Joint Foreground or Platform Rights to manufacture, use, sell or supply any Licensed Product. There shall be no breach of this [***] (ii) Immunocore licenses its Intellectual Property Rights to a Third Party in relation to the development of Compounds or TCRs to Targets other than the Nominated Target; or (iii) Immunocore licenses its Intellectual Property Rights to a Third Party to enable such Third Party to carry out specific research projects intended to improve or enhance the Immunocore Background and which are not specific to any Target. For clarity any research or development licence agreement with a Third Party under Section 6.4(iii) shall not include any licence under Immunocore Background, Platform Rights or Immunocore Foreground to manufacture, sell, supply, use, import or commercialise any Licensed Product.

23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.5
For the avoidance of any doubt and save as explicitly otherwise provided in Section 6.7, no licence is granted under this Agreement (including under any exercise of an Initial Program Option, Collaboration Program Option or the licenses granted under Section 6.7) to GSK under Immunocore Background, Immunocore Foreground or Platform Rights in relation to any product that contains cells that are transfected with genes encoding TCRs or modified TCRs including any product containing cells that may also be transfected with one or more additional other molecules (whether or not transfected at the same time or by the same means as the genes encoding TCRs or modified TCRs).

6.6
During the term of this Agreement, Immunocore shall inform GSK where it reasonably [***] within the timescales agreed in the relevant Research Plan that were to be conducted in the next [***]. Such determination shall [***]. In particular, Immunocore’s Alliance Manager shall report to the JSC at each JSC meeting as to whether, [***]. Following disclosure of such concerns, GSK may request a meeting [***]. Any meeting [***] shall be held promptly and Immunocore will answer any reasonable questions raised in such meeting. Nothing in this Section 6.6 shall be construed to require Immunocore to breach any regulatory requirements or rules of any relevant stock exchange on which Immunocore may at any time be listed.

6.7	Licence Terms.

6.7.1
Commencing upon GSK’s exercise of an Initial Program Option as described in Section 6.1 or a Collaboration Program Option as described in Section 6.2, Immunocore shall grant and hereby grants to GSK the following licenses:

(a)
an exclusive license under Immunocore rights in the Immunocore Foreground and Joint Foreground to make, have made, import, use, offer for sale, and sell Licensed Products arising from the applicable Collaboration Program in the Field in the Territory. Each such license shall continue for the applicable Royalty Term, unless earlier terminated pursuant to Article 13;

(b)
an exclusive license under the Immunocore Background and Platform Rights, in each case, solely to the extent it is necessary for GSK to make, have made, import, use, offer for sale, and sell Licensed Products arising from the applicable Collaboration Program in the Field in the Territory. Each such license shall continue until the earlier to occur of (i) the date on which such license is no longer necessary for GSK to make, have made, import, use, offer for sale, and sell such Licensed Products in the Field in the Territory; (ii) the expiration of the applicable Royalty Term; or (iii) termination of the applicable license or the Agreement in its entirety pursuant to Article 13;

6.7.2	Each licence granted in accordance with Section 6.7 is separate and independent from any other exclusive licence granted in accordance with this Agreement.

6.8
The licences under Section 6.7 include the right to sub-licence with the prior written consent of Immunocore, such consent not to be unreasonably withheld, except, that consent shall not be required as follows:

6.8.1
GSK may use contract research organizations to perform portions of the development of the Licensed Products to the extent consistent with its normal business practices and in all cases consistent with Section 3.8 above;

24

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.8.2
GSK may engage reasonably qualified third parties to assist with the distribution and sales of the Licensed Products to the extent such arrangements are commercially reasonable throughout the Territory and in all cases consistent with Section 3.8 above;

6.8.3	GSK may use Third Parties, including contract manufacturers, to manufacture, label and package the Licensed Products provided such use is in all cases consistent with Section 3.8 above;

6.8.4	GSK may sub-license any of its rights to Affiliates.

GSK shall notify Immunocore within [***] of execution of any sub-licence agreement and, except with respect to sub licenses to Affiliates, shall provide a redacted copy (in which commercial terms or terms not relevant to compliance with the terms of this Agreement shall be redacted) of such sub-licence agreement to Immunocore. Where any Affiliate is sub-licensed by GSK, GSK shall procure that such Affiliate agrees to comply with the applicable terms of this Agreement including Sections 6.8, 6.9, 13.6.5 and 13.8 and Articles 7, 9, 10, and 14. GSK shall remain responsible for any acts or omissions of its sublicensees and shall be liable for any breach of the terms of this Agreement as a result of any act or omission by its sublicensees.

6.9
GSK will include binding provisions in all sub-licenses granted in accordance with Section 6.8 providing that if the sublicensee or any of sublicensees’ Affiliates undertakes a Patent Challenge with respect to any patent or patent application to which the sublicensee is granted a license, GSK will be permitted, subject to Applicable Laws, to terminate such sublicense agreement. If a sublicensee of GSK or any Affiliate of such sublicensee undertakes a Patent Challenge of any such patent or patent application, then upon receipt of notice from Immunocore of such Patent Challenge, GSK will either cause the sublicensee to cease involvement in such Patent Challenge within [***] of receipt of notice, terminate the applicable sublicense agreement within [***] of receipt of notice if permitted by Applicable Laws, or Section 13.8 shall apply with respect to such patent or patent application on expiry of [***] from receipt of notice.

6.10	Post-Option Exercise Responsibilities.

6.10.1
Following commencement of each licence as provided in Section 6.7, GSK shall use all Commercially Reasonable Efforts to further develop, manufacture, sell and supply Licensed Products within the Territory with a view to obtaining Regulatory Approval for at least one Licensed Product from each Collaboration Program as soon as reasonably possible. GSK shall comply with all Applicable Laws including requirements of GMP and GCP in relation to any manufacture, development, sale or supply of Licensed Products. GSK shall be solely responsible for all activities relating to the manufacture, development, sale and supply of Licensed Products and shall have sole and final decision-making authority with respect thereto.

6.10.2
GSK will submit reports to Immunocore on a [***], commencing [***] after GSK exercises the first Initial Program Option or Collaboration Program Option, as applicable, to update Immunocore, in reasonable detail, on the current progress and status of the conduct of material development activities with respect to the Licensed Products. All such reports will be considered Confidential Information of GSK. Nothing in this Section 6.10.2 will obligate GSK to disclose confidential information to Immunocore regarding a proprietary compound or product of GSK or a Third Party. Immunocore may ask clarification questions following receipt of reports and GSK (via its Alliance Manager or otherwise) will provide answers within reasonable timescales to such clarification questions.

25

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.11
Within a period of [***] after GSK exercises an Initial Program Option or Collaboration Program Option, Immunocore shall transfer and deliver (or provide access) to GSK all ResuIts arising out of such Collaboration Program to the extent GSK does not already have access to such Results and to the extent such Results are in a tangible form, together with all materials set forth on Schedule 7 in a manner that allows for the orderly transition of Licensed Products to GSK. Immunocore shall use Commercially Reasonable Efforts to transfer the Results and materials on Schedule 7 in a format that is compliant with Applicable Laws; provided, that if such format is not compliant with Applicable Laws, then GSK shall inform Immunocore of such insufficiency and Immunocore shall use Commercially Reasonable Efforts to correct such insufficiency reasonably promptly thereafter. The details of any additional materials or documentation that may be reasonably required by GSK to further develop, manufacture, register or sell Licensed Products, shall be determined by the JSC including as relevant the timing of provision of any such additional documentation. The JSC shall also determine the amount of reasonable technical assistance and training initially required from Immunocore to GSK’s personnel with respect to Results and the materials set forth in Schedule 7 to enable GSK to comply with its diligence obligations under Section 6.10.1. Such initial assistance and training shall be provided as and when reasonably required and determined by the JSC and in any event subject to Immunocore having available resources to provide such technical assistance and training. Thereafter, GSK may request up to [***] meetings per year (which may be held by teleconference or video conference) and [***] with [***] documentation supporting the amount [***].

6.12
On a Collaboration Program-by-Collaboration Program basis, commencing on the date such Collaboration Program commences and expiring upon the earlier of termination of the Collaboration Program, Completion of the Collaboration Program, or termination of this Agreement, GSK hereby grants to Immunocore a non-exclusive, royalty-free license in the Territory, with the right to grant sublicenses (subject to Section 3.7), under (a) GSK Background that GSK determines in its sole discretion is necessary for the conduct of the Collaboration Program, and (b) GSK Foreground and GSK’s interest in the Joint Foreground, in each case of (a) and (b) solely to permit Immunocore to conduct its activities with respect to such Collaboration Program as contemplated under the applicable Research Plans in accordance with the terms of this Agreement.

6.13
In addition to the licence under Section 6.12, GSK hereby grants to Immunocore a non-exclusive, worldwide, fully paid-up license under its rights in (i) GSK’s interest in Joint Foreground and (ii) the GSK Foreground, solely to the extent such GSK Foreground or Joint Foreground [***] (the GSK Foreground included in this license grant is referred to as “Licensed GSK Foreground”). Such license shall be freely sublicenseable through multiple tiers by Immunocore without the need to [***] Agreement”); [***] (i) the date on which such license is no longer necessary for Immunocore or its Third Party sublicensees to make, have made, import, use, offer for sale, and sell Compounds other than Licensed Products; or (ii) in the case of Third Party sublicensees, the date of termination of the applicable sublicense or agreement granting such sublicense to such Third Party.

6.14
Where Immunocore becomes aware of any Licensed GSK Foreground which is [***] legal department and only accessed by such legal department or external legal advisors. As soon as reasonably possible after the date on which Immunocore [***] to Immunocore within a period of [***] stating whether it [***] has agreed to keep the notification confidential and that such notification will be held by the Third Party’s legal department and only accessed by such legal department or external legal advisors.

7.	Intellectual Property Ownership and Prosecution

7.1
Immunocore shall retain all of its right, title and interest in and to the Immunocore Background and Platform Rights, and GSK shall retain all of its rights, title and interest in and to the GSK Background, except to the extent that any such rights are expressly licensed by one Party to the other Party under this Agreement. Immunocore’s Patent Liaison shall promptly disclose to GSK’s

26

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Patent Liaison, any Immunocore Foreground made by it solely (or jointly with a Third Party) or by a Third Party on its behalf. Immunocore shall be the sole owner of Immunocore Foreground and shall retain all of its right, title and interest thereto, except to the extent that any rights or licenses are expressly granted hereunder by Immunocore to GSK. GSK shall be the sole owner of GSK Foreground and shall retain all of its right, title and interest thereto, except to the extent that any rights or licenses are expressly granted hereunder by GSK to Immunocore.

7.2
Notwithstanding anything to the contrary contained herein or under Applicable Laws, and subject to the rights and licenses granted under Sections 6.7, 6.12 and 6.13, the Parties hereby agree that each Party will be entitled to practice and sublicense Joint Foreground without restriction or consent of the other or an obligation to account to the other Party, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

7.3	Prosecution.

7.3.1
Background; Platform Rights. Immunocore will retain control of filing, prosecution and maintenance of all Immunocore Background and Platform Rights (to the extent it has such control in the case of Third Party Platform Rights) at Immunocore’s sole cost during the Term. To the extent in each case that any Immunocore Background or Platform Rights (excluding Third Party Platform Rights) Covers any Licensed Product or Nominated Target or Nominated HLA, Immunocore shall promptly provide GSK via the Patent Liaisons with copies of all material communications from any patent authority regarding the Immunocore Background and Platform Rights (excluding in relation to Third Party Platform Rights), and drafts of any material filings or responses in relation to any Immunocore Background or Platform Rights (excluding Third Party Platform Rights) to be made to such patent authorities, where reasonably possible at least [***] in advance of submitting such filings or responses to allow GSK the opportunity to review and [***] such prosecution.

7.3.2
Foreground. Prior to exercise of an Initial Program Option or Collaboration Program Option, Immunocore shall file, maintain and prosecute any patent applications and patents comprising Immunocore Foreground or Joint Foreground arising from such Collaboration Program, at its sole cost. Immunocore shall promptly provide GSK via the Patent Liaisons with copies of all draft patent applications, material communications from any patent authority regarding Immunocore Foreground and Joint Foreground, and drafts of any material filings or responses to be made to such patent authorities where reasonably possible at least [***] in advance of submitting such filings or responses to allow GSK the opportunity to review and [***] prosecution of Immunocore Foreground and Joint Foreground. Unless otherwise agreed by the Patent Liaisons, Immunocore Foreground and Joint Foreground shall initially be filed, at a minimum, as an international application under the Patent Cooperation Treaty designating all available countries. Thereafter on national phase entry and where the relevant Initial Program Option or Collaboration Program Option has expired without exercise, Immunocore shall have sole discretion as to any final decision on which countries any national patent applications [***] shall discuss with GSK and agree with GSK what patent application filing [***].

7.3.3
Following exercise of an Initial Program Option or Collaboration Program Option, GSK shall assume responsibility for and have the first right to file, maintain and prosecute any patent applications and patents comprising the Immunocore Foreground or Joint Foreground arising from the Collaboration Program in relation to which such Initial Program Option or Collaboration Program Option was exercised and in each case that Covers the Licensed Product or any part of the Licensed Product or any use of or

27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

process for manufacture of the Licensed Product arising from such Collaboration Program. GSK shall promptly provide Immunocore via the Patent Liaisons with copies of all draft patent applications, material communications from any patent authority regarding Immunocore Foreground and Joint Foreground, and drafts of any material filings or responses to be made to such patent authorities where reasonably possible at least [***] in advance of submitting such filings or responses to allow Immunocore the opportunity to review and comment. GSK shall [***] any reasonable comments provided by Immunocore in connection with the prosecution of Immunocore Foreground and Joint Foreground. The Immunocore Foreground shall continue to be filed in the name of Immunocore.

7.3.4
GSK shall have the first right to file, maintain and prosecute any patent applications and patents comprising the GSK Foreground. GSK shall promptly provide Immunocore via the Patent Liaisons with copies of all draft patent applications, material communications from any patent authority regarding Licensed GSK Foreground, and drafts of any material filings or responses to be made to such patent authorities where reasonably possible at least [***] in advance of submitting such filings or responses to allow [***] provided by Immunocore in connection with the prosecution of Licensed GSK Foreground.

7.3.5
Prior to permitting any patent application or patent relating to any Immunocore Foreground, Licensed GSK Foreground or Joint Foreground to lapse, the Party that is first responsible for prosecution under this Section 7.3 (the “Prosecuting Party”) will provide [***] written notice to the non-Prosecuting Party (“Lapse Notice”). The non-Prosecuting Party shall be entitled to take over the filing, maintenance and prosecution of such notified patent or patent application on providing written notice to the Prosecuting Party within a period of [***] from receipt of Lapse Notice, at the non-Prosecuting Party’s sole discretion; for the avoidance of doubt, the cooperation and review provisions of Section 7.3.2 or 7.3.3 will no longer apply to the filing, maintenance and prosecution of the applicable patents and patent applications. Where such notice is provided, the Prosecuting Party shall provide all reasonable assistance as soon as possible following receipt of notice from the non-Prosecuting Party to transition the filing, maintenance and prosecution of such notified patent or patent application to the non-Prosecuting Party. If GSK delivers a Lapse Notice to Immunocore with respect to Immunocore Foreground, then, on the date of receipt of notice from [***] non-Prosecuting Party indicates it does not wish to take over the filing, maintenance or prosecution of any notified patent or patent application or fails to respond within a period of [***] from receipt of Lapse Notice, the Prosecuting Party shall be entitled to permit the patent or patent application to lapse. For the avoidance of doubt, the foregoing right to assume responsibility for filing, maintenance and prosecution of any notified patent or patent application in a Lapse Notice includes the right for GSK to assume responsibility for filing, maintenance and prosecution of Immunocore Foreground and Joint Foreground prior to GSK’s exercise the applicable Initial Program Option or Collaboration Program Option.

7.3.6
Each Party agrees to reasonably cooperate with the other Party, via the Patent Liaisons, to execute all lawful papers and instruments, including obtaining and executing necessary powers of attorney and assignments by the named inventors, to make all rightful oaths and declarations, and to provide consultation and assistance as may be reasonably necessary in the filing, prosecution, and maintenance of all Immunocore Foreground, GSK Foreground, and Joint Foreground undertaken in a manner consistent with this Section 7.3.

28

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.4	Enforcement.

7.4.1
If either Party learns of (a) any infringement or threatened infringement, or misappropriation or threatened misappropriation, of any Foreground, Immunocore Background, or Plat form Rights by a Third Party in the Territory, (b) (b) any claim made by any Third Party that any patent or patent application comprising the Foreground, Immunocore Background or Platform Rights is invalid or should be revoked, or (c) the submission by any Third Party of an application to the FDA, whether or not in accordance with the BPC&I Act, for approval of a Biosimilar Product (a “Biosimilar Application”), then that Party shall promptly notify the other Party via the Patent Liaisons and provide it with all details of such activities (each, an “Infringement”) of which it is aware (each, an “Infringement Notice”). The Patent Liaisons shall discuss such Infringement and appropriate steps to be taken with regard to such Infringement, subject to the provisions set forth in this Section 7.4 below. The Party responsible for bringing an Action (as defined below) against such Infringement shall keep the other Party informed of the progress thereof via the Patent Liaisons.

7.4.2
GSK shall have the first right, but not the obligation, to address Infringement with respect to Foreground in relation to which it is the Prosecuting Party, and Immunocore Background or Platform Rights (only including Third Party Platform Rights to the extent that Immunocore is able to enforce such rights and grant such right of enforcement to GSK in accordance with this Section 7.4.2) solely in the event that patents contained within such Immunocore Background or Platform Rights [***]. GSK shall address such Infringement by taking reasonable steps, which may include the exchange of patent listing information and negotiations regarding such patent lists with a Third Party filing a Biosimilar Application as required by the BPC&I Act, institution of legal proceedings, or other actions (an “Action”), and to compromise or sett le such Action; provided, that: (i) GSK shall keep Immunocore fully informed about such Action; (ii) GSK shall not take any position with respect to such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of the Foreground, Immunocore Background or Platform Rights or compromise or settle any such Action, without the prior consent of Immunocore, which consent shall not be un reasonably withheld; and (iii) if GSK does not intend to prosecute or defend an Action, or ceases to diligently pursue such an Action, it shall promptly inform Immunocore in such a manner that such Action will not be prejudiced and Section 7.4.4 shall apply solely in the event that the Infringement is related to a Licensed Product.

7.4.3
Immunocore (or as relevant any Third Party having control over Third Party Platform Rights) shall have the first right, but not the obligation, to prosecute an Action to address Infringement with respect to any Foregound for which it is the Prosecuting Party, Immunocore Background and Platform Rights (subject to GSK’s rights in Section 7.4.2) and: (i) Immunocore shall keep GSK fully informed about such Action; (ii) Immunocore shall not take any position with respect to such Act ion in any way that is reasonably likely to directly and adversely affect the validity or enforceability of the Immunocore Background or Platform Rights (excluding Third Party Platform Rights) that Cover Licensed Products, or compromise or sett le any such Action as it relates to Immunocore Background or Plat form Rights (excluding Third Party Platform Rights) that Cover Licensed Products, without the prior consent of GSK, which consent shall not be unreasonably withheld; and (iii) if Immunocore does not intend to prosecute or defend an Action, or ceases to diligently pursue such an Action, to the extent not in conflict with any Third Party agreement, it shall promptly inform GSK in such a manner that such Action will not be prejudiced and Section 7.4.4 shall apply.

29

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.4.4
In the event of an Infringement, if (i) the Party with the first right to prosecute an Act ion (the “Enforcing Party”) informs the non-Enforcing Party that it does not intend to prosecute a particular Action, (ii) within [***] after notice of Infringement the Enforcing Party has not commenced any such Action, or (iii) if the Enforcing Party thereafter ceases diligently to pursue such Action, then the non-Enforcing Party shall have the right, at its own expense, upon notice to the Enforcing Party to take appropriate action to address such Infringement, including by initiating its own Act ion or taking over prosecution of any Action initiated by the Enforcing Party. In such event, the non-Enforcing Party shall keep the Enforcing Party fully informed about such Act ion. The non-Enforcing Party shall not take any position with respect to such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of the Intellectual Property Rights that are the subject of such Action, or compromise or settle such Action, without the Enforcing Party’s prior written consent, which consent shall not be unreasonably withheld. The non-Enforcing Party’s right to enforcement as described in this Section 7.4.4 with respect to an Infringement described in Section 7.4.1(c) is applicable solely to the extent permitted by Applicable Law. In the event that the Enforcing Party has informed the non-Enforcing Party that it is not proceeding with an Action on the advice of competent counsel, and the non-Enforcing Party opts to proceed with such Action, then the non-Enforcing Party will, at the Enforcing Party’s request, execute an agreement confirming that the decision to sue was made despite the Enforcing Party’s objection and the non-Enforcing Party shall indemnify, defend and hold harmless the Enforcing Party and its Affiliates for all Losses arising out of Claims suffered by the Enforcing Party as a result of such suit. This Section 7.4.4 shall not apply to (a) any Third Party Platform Rights or Platform Rights where Immunocore has in place any agreement with a Third Party which would conflict or which would not perm it transfer of an Action in accordance with this Section 7.4.4 or (b) GSK Foreground.

7.4.5
Any recovery obtained by GSK in connection with or as a result of an Action, [***] the relevant court proceedings or enforcement has been finally decided between GSK and the relevant third Party. Any recovery obtained by Immunocore in connection with or as a result of an Action, whether by [***] apportionment shall only occur once the relevant court proceedings or enforcement has been finally decided between Immunocore and the relevant Third Party.

7.5
The Party responsible for any Action under Sections 7.4.2 and 7.4.3 shall also be entitled to defend any counterclaim proceedings for invalidity or revocation of the relevant patent in any Action. The other Party shall be entitled to its own legal representation in relation to such Action and any counterclaim and the Party responsible for the Act ion shall where possible take into account reasonable comments or requests made by the other Party in relation to the defence of any counterclaim for invalidity or revocation.

7.6
The Parties shall cooperate and provide all reasonable assistance, subject to the payment of all reasonable expenses and costs, to each other with respect to any Action described in Section 7.4 above. Upon the reasonable request of the Party instituting such Action, the other Party shall join such Action and shall be represented using counsel of its own choice, at the requesting Party’s expense; provided, that if GSK or Immunocore has informed the other Party that it would not proceed with such Action on the opinion of competent counsel, as provided in Sections 7.4.2 and 7.4.3, the other Party may not require GSK or Immunocore to join such Action unless legally required to do so. The provision of assistance under this Section 7.6 shall include reasonable assistance as may be required by either Party to determine which patent applications or patents should be used in any Action or should be submitted to a Third Party that files a Biosimilar Application as required by the BPC&I Act. Once any patent application or patent has been identified

30

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

or agreed to be litigated with the Third Party filing the Biosimilar Application, the Prosecuting Party for such patent application or patent shall provide all reasonable assistance (including access to its internal files such as prosecution files and laboratory notebooks) as may be required to ensure that such patent application or patent is valid, has been filed in accordance with the rules and regulations of the relevant patent office and that there is no reason which might suggest that any identified patent or patent application could not or should not be used in any Action. Access to internal Immunocore files shall only be provided to external counsel of GSK and nothing in this Section 7.6 shall require Immunocore to breach any obligation it has to any Third Party.

7.7	Defense of Infringement Claims.

7.7.1
Each Party shall promptly notify the other Party in writing of any allegation by a Third Party in the Territory that the making, having made, using, selling or offering for sale or importing of any Licensed Product, or the conduct of any activities under this Agreement infringe or misappropriate or may infringe or misappropriate the Intellectual Property Rights of such Third Party (a “Third Party Infringement Claim”). The Patent Liaisons shall discuss which Party shall defend the Third Party Infringement Claim, and absent mutual agreement otherwise, each Party shall have the right to control the defense of any such Third Party Infringement Claim brought against it in the Territory, by counsel of its own choice. If a Third Party Infringement Claim is brought against one Party (the “Defending Party”) but not the other Party, the non-Defending Party shall have the right, at its own expense, to be represented in such Third Party Infringement Claim by counsel of its own choice, at its own expense.

7.7.2
The Patent Liaison for the Defending Party shall keep the Patent Liaison for the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim. Each Defending Party agrees to provide the other Party ‘s Patent Liaison with copies of all pleadings filed in any suit or proceeding relating to such Third Party Infringement Claim. The Defending Party may enter into a settlement or compromise of any Third Party Infringement Claim; provided, that if such settlement or compromise would admit liability on the part of the non-Defending Party or any of its Affiliates or would otherwise have a material adverse effect on the rights or interests of the non-Defending Party or its Affiliates, the Defending Party shall not enter into such settlement or compromise without the prior written consent of the non-Defending Party. In the event a proposed settlement involves obtaining a license under Third Party Intellectual Property Rights, the provisions of Section 9.6 shall apply. Notwithstanding the foregoing, as between the Parties, solely to the extent permitted under Section 7.4 and 7.5 above, the Parties shall have the right to determine whether to assert any counterclaim under any patent applications or patents comprising Joint Foreground or Immunocore Foreground and to control any such counterclaim, and to control the defence of any matters involving the validity or enforceability of any such patent applications or patents, including the right to make substantive and procedural decisions relating to any such counterclaim or defence and settle, compromise or dispose of any such counterclaim or defence.

7.8
GSK will retain control and all decision-making regarding filing, prosecution and maintenance of all GSK Background and GSK Foreground, at GSK’s sole cost during the Term. GSK shall have sole discretion in relation to any Action against an Infringement of GSK Background or GSK Foreground by a Third Party.

7.9	Nothing in this Agreement shall assign any Immunocore Background or Platform Rights to GSK. Nothing in this Agreement shall assign any GSK Background or GSK Foreground to Immunocore.

31

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.10
CREATE Act. It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in Public Law 108-53 (the “Create Act”). In the event that either Party to this Agreement intends to overcome a reject ion of a claimed invention within the Immunocore Background (to the extent relevant to any Collaboration Program or Licensed Product), the Foreground, Plat form Rights (to the extent relevant to any Collaboration Program or Licensed Product) and/or Joint Foreground pursuant to the provisions of the Create Act, such Party shall first obtain the prior written consent of the other Party and the Parties shall work together in good faith to agree how any rejection should be overcome. To the extent that the Parties agree that, in order to overcome a rejection of a claimed invention within the Immunocore Background (to the extent relevant to any Collaboration Program or Licensed Product), the Foreground, Platform Rights (to the extent relevant to any Collaboration Program or Licensed Product) and/ or Joint Foreground pursuant to the provisions of the Create Act, the filing of a terminal disclaimer is required or advisable, the Parties shall first agree on terms and conditions under which the patent application subject to such terminal disclaimer and the patent or application over which such application is disclaimed shall be jointly enforced, to the extent that the Parties have not previously agreed to such terms and conditions. To the extent that this Section applies to Immunocore Background or Platform Rights, any obligation under this Section will be subject to any Third Party agreements entered into with Immunocore prior to the Effective Date or after the Effective Date relating to the prosecution or maintenance of such Immunocore Background or Plat form Rights and any co-operation or consultation by Immunocore under this Section shall be subject to such Third Party agreements.

8.	Consideration

8.1
In partial consideration for the rights granted to GSK under this Agreement, GSK shall pay to Immunocore a non-refundable, non-creditable upfront payment of £4,000,000.00 (four million pounds sterling). Such payment shall be payable by wire transfer of immediately available funds in accordance with wire transfer instructions of Immunocore provided in writing to GSK on or prior to the Effective Date. Such payment shall be made within [***] after GSK’s receipt of an invoice from Immunocore provided on or after the Effective Date, which invoice shall be sent in accordance with the instructions on Schedule 6.

8.2
GSK shall pay to Immunocore a non-refundable, non-creditable Initiation Fee in the amounts and on the terms provided in Schedule 2. Each Initiation Fee shall be due within [***] after GSK’s receipt of an invoice from Immunocore, which will be provided on or after the applicable Nomination Date. Immunocore shall have no obligation to start any work on a Collaboration Program until it has received the relevant Initiation Fee.

8.3
Subject to the terms and conditions set forth in Schedule 2 and this Section 8.3, GSK shall pay to Immunocore the Milestone Fees. Such Milestone Fees shall be payable by GSK whether the relevant milestone is achieved by GSK, GSK’s Affiliates or GSK’s or its Affiliates’ sublicensees. GSK shall procure it has adequate reporting obligations in place between Affiliates and sublicensees to ensure compliance with this Section 8.3. A Party achieving a milestone as set forth in Schedule 2 shall notify the other Party in writing promptly, but in no event later than [***] after each achievement of each milestone that triggers a payment. Each Milestone Fee payable for an achieved Milestone as set forth in Schedule 2 will be due within [***] from the date of receipt of an invoice from Immunocore, which invoice shall be provided on or after the date that GSK notifies Immunocore, in writing, of such achievement or Immunocore otherwise becomes aware of such achievement and such achievement is not disputed by GSK. If an Initial Target Program is terminated in accordance with Section 3.6.2(ii), then the level of Milestone Fees pay able in relation to the first Target Program and first Initial HLA Program that commenced or will commence subsequent to the terminated Initial Target Program shall be adjusted in accordance with Schedule

32

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

2. In relation to the [***] Milestone Fees [***], there shall be no obligation on Immunocore to proceed to the next Project Phase until it has received payment of the relevant Milestone Fee.

8.4
Subject to the terms and conditions set forth in Schedule 2 and this Section 8.4, GSK shall pay to Immunocore the Sales Milestone Fees (as defined in Schedule 2). Such Sales Milestone Fees shall be payable by GSK based on the aggregate Net Sales made by GSK, GSK’s Affiliates or GSK’s or its Affiliates’ sublicensees and GSK shall procure that it has reporting obligations in place bet ween Affiliates and sublicensees (including Affiliates’ sublicensees) to ensure compliance with this Section 8.4. Each Sales Milestone Fee payable for an achieved Sales Milestone as set forth in Schedule 2 will be due within [***] days from the date of receipt of an invoice from Immunocore, which invoice shall be provided on or after the date that GSK notifies Immunocore, in writing, of such achievement or Immunocore otherwise becomes aware of such achievement and such achievement is not in dispute by GSK.

8.5	Subject to the terms and conditions set forth in Article 9, GSK shall pay to Immunocore the Royalty on Net Sales of Licensed Products.

8.6
Any tax paid or required to be withheld by GSK for the benefit of Immunocore on account of any Royalty or other payments payable to Immunocore under this Agreement shall be deducted from the amount of Royalty or other payments otherwise due. GSK shall secure and send to Immunocore proof of any such taxes withheld and paid by GSK for the benefit of Immunocore, and shall, at Immunocore’s request, provide reasonable and prompt assistance to Immunocore in recovering such taxes.

8.7
If any payment due by GSK to Immunocore pursuant to this Agreement is overdue then [***] pro-rated for the number of days from the date upon which payment of such sum became due until payment thereof in full together with such interest; provided, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Immunocore from exercising any other rights it may have as a consequence of the lateness of any payment. Where the late payment is caused by Immunocore, including for reasons such as failure to communicate in a timely manner changes to bank details, or failure to respond to communications from GSK regarding the interpretation or dispute of the terms of such payment, then no interest will be payable by GSK.

8.8
All payments to be made by GSK to Immunocore under this Agreement shall be paid by bank wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Schedule 6. Immunocore shall issue any invoices under this Agreement in accordance with the instructions set out in Schedule 6.

9.	Notification and Royalty Payments

9.1
As further consideration for the rights granted to GSK under this Agreement, GSK shall pay Immunocore the Royalty set forth below on a calendar quarterly basis during the Royalty Term, and otherwise in accordance with the provisions of this Article 9:

Cumulative Annual Net Sales	Amount of Royalty payable (% of Net Sales)
On annual aggregate Net Sales up to and including [***]	[***]

33

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

On annual aggregate Net Sales > [***] up to and including [***]	[***]
On annual aggregate Net Sales > [***] up to and including [***]	[***]
On annual aggregate Net Sales > [***] up to and including [***]	[***]
On annual aggregate Net Sales > [***]	[***]

For clarity, three examples are outlined below:

Royalties	Annual worldwide Net Sales of [***]	Annual worldwide Net Sales of [***]	Annual worldwide Net Sales of [***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

9.2	Royalty Term.

9.2.1
Subject to the provisions of this Article 9, GSK’s obligation to pay the Royalty shall be calculated on a country-by-country and Licensed Product-by-Licensed Product basis, in those countries of the Territory in which there is a Valid Claim that, but for the licenses gran ted to GSK, would be infringed [***] Royalty with respect to any Licensed Product shall commence upon the First Commercial Sale of such Licensed Product in a country, and shall expire on [***] Commercial Sale of such Licensed Product in such country (the “Royalty Term”). To the extent that any Licensed Product is sold in any country prior to First Commercial Sale, Net Sales from such sales shall be accrued as from the time of sale and Royalties on such Net Sales shall become due in the quarter after First Commercial Sale.

9.2.2
If, on a country-by-country and Licensed Product -by-Licensed Product basis, the only Valid Claim Covering a Licensed Product is a claim of any pending patent application within the Immunocore Foreground, Immunocore Background or Plat form Rights covering the composition of matter, or the use of a process to manufacture, or method of use of such Licensed Product (a “Pending Claim”, then the following shall apply with respect to payment of the Royalty on Net Sales of such Licensed Product :

(a)
If GSK is the Party controlling prosecution of the Pending Claim, then GSK will pay [***] of the applicable Royalty that would otherwise be due under Section 9.1 to Immunocore for so long as there is a Pending Claim [***] Immunocore shall revert to the full Royalty as set out in Section 9.1 with effect from the date of issue of the Pending Claim until the end of the applicable Royalty Term, subject to any reductions as set forth in Sections 9.3, 9.5 or 9.6, as applicable during such Royalty Term. In addition,

34

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

GSK will pay to Immunocore within [***] of receipt of an invoice from Immunocore following the date of issue of the Pending Claim an amount equal to the additional [***] of the Royalty that would have been payable in respect of Net Sales made before the issue of the Pending Claim as if the Pending Claim had been issued on the date of the First Commercial Sale.

(b)
If Immunocore is the Party controlling prosecution of the Pending Claim, then the terms of Section 9.2(a) shall apply, except that if the Pending Claim does not issue during the period of [***] from the filing date of the first PCT patent application that supports such Pending Claim, then GSK shall be entitled to continue to pay the Royalty at the rate that is [***] of what would otherwise be due under Section 9.1 during the remainder of the Royalty Term, even if such Pending Claim issues after such [***] period during the Royalty Term, subject to any reductions as set forth in Section 9.5 and 9.6 as applicable during such Royalty Term.

9.3
On a country-by-country and Licensed Product - by- Licensed Product basis, if, at any time during the Royalty Term, either no Valid Claim exists or all Valid Claims Covering the composition of matter or the use of a process to manufacture or approved method of use have expired, and Immunocore has maintained, at the time of sale of the applicable Licensed Product, Confidential Information as documented in written records that covers the composition of matter, or the use of a process to manufacture or approved method of use of the Licensed Product, then GSK shall pay Immunocore a Royalty on Net Sales of such Licensed Product at a rate that is [***] of the applicable Royalty rates set forth in Section 9.1.

9.4
Upon expiration of the applicable Royalty Ter m, the licenses granted to GSK under Section 6.7 shall become fully paid-up, royalty-free, perpetual licenses to make, have made, use, sell, offer for sale and import the applicable Licensed Product in the Field in the applicable country of the Territory.

9.5
The Royalty (as adjusted in accordance with Section 9.3) payable in relation to any Licensed Product on a country-by-country basis shall also be reduced by a [***] where any Biosimilar Product is sold in the relevant country and where entry of such Biosimilar Product has reduced GSK’s market share [***] Section 9.5 shall only apply whilst such Biosimilar Product continues to be sold in the [***].

9.6
GSK shall be entitled to credit against any milestones or Royalty owed by GSK to Immunocore in relation to any Licensed Product, [***] of any and all payments made to Third Parties where such payments are made to such Third Parties in accordance with a licence to a patent that covers the Licensed Product (and where such Licensed Product would be infringing such Third Party right in the absence of such licence) and is owned or Controlled by such Third Party; provided, that the Royalty payable to Immunocore would never be less than [***] of the amount otherwise due in accordance with Section 9.1, as adjusted by Sections 9.3 and 9.5 in any particular calendar quarter. If the amount to be credited exceeds [***] of the amount otherwise due to Immunocore in any calendar quarter, then GSK shall be entitled to carry forward the excess to offset against milestones or Royalty paid in relation to the relevant Licensed Product in future calendar quarters but in each case in compliance with this Section 9.6.

9.7
With respect to sales of the Licensed Product invoiced in pounds sterling, the Net Sales and the amounts due hereunder will be expressed in pounds sterling. With respect to sales of the Licensed Product invoiced in a currency other than pounds sterling, the Net Sales and amounts due hereunder will be reported in pounds sterling, calculated using the average exchange rates as calculated and utilized by GSK’s group reporting system on a customary basis and published accounts for its own purposes. As of the Effective Date, the method utilized by GSK’s group

35

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

reporting system uses spot exchange rates sourced from Reuters/Bloomberg. Such conversion shall be made as part of the quarterly reporting of Net Sales in the relevant accounts of GSK, GSK’s Affiliates or their sublicensees.

9.8
Until the expiration of all applicable Royalty Terms, GSK will provide a report to Immunocore within [***] after each calendar quarter (“Royalty Report”), with the first report due within [***] after the expiry of the calendar quarter in which the First Commercial Sale of any Licensed Product by GSK or its Affiliates or their sublicensees occurs. The Royalty Report shall include reasonable detail as available including: (i) the total Net Sales for each Licensed Product on a country-by-country basis; and (ii) a calculation of the amount of Royalty due on such Net Sales for each Licensed Product on a country-by-country basis. Concurrent with the delivery of each such Royalty Report, GSK shall make the Royalty payment due to Immunocore for the calendar quarter covered by such Royalty Report.

9.9
GSK or its Affiliates and their sublicensees shall keep and maintain for [***] (or such longer period allowed by GSK’s record retention policies, not to exceed [***]) complete and accurate records of sales of Licensed Products in sufficient detail to allow Immunocore to confirm the accuracy of Royalties and Sales Milestones (as defined in Schedule 2) paid hereunder. Immunocore shall have the right during such [***] period to appoint an independent auditor reasonably acceptable to GSK to audit the records of GSK and/ or any Affiliates and/ or their sublicensees for the purpose of verifying Royalty Reports provided by GSK. Such audit right shall not be exercised by Immunocore more than once in any calendar year and the records for a [***] period may not be audited more than once. GSK shall make its records available for audit by such independent auditor during regular business hours at such place or places where such records are customarily kept, upon [***] written notice from Immunocore. All records made available for audit shall be deemed to be Confidential Information of GSK. The results of each audit, if any, shall be binding on both Parties absent manifest error or fraud. GSK shall use reasonable efforts to require its Affiliates and any sublicensees of Affiliates or GSK that sell the Licensed Products to permit Immunocore’s audit or access to records of such Affiliates and sublicensees at the same time and place as any audit of GSK records under this Section 9.9. GSK shall pay any underpayment of Royalty identified by the auditor following an audit under this Section 9.9 within [***] after receipt of an invoice from Immunocore for such underpaid amount.

9.10
Immunocore shall bear the costs of an audit performed under Section 9.9, except where the audit report identifies an underpayment of Royalty of more than [***], in which case, all documented and reasonable audit fees shall be paid by GSK.

9.11
In the event that non-monetary consideration or no ascertainable consideration is received for any Licensed Product, Net Sales will be calculated based on the average price charged for such Licensed Product during the preceding royalty period, or in the absence of such sales, the fair market value of the Licensed Product, as determined by the Parties in good faith. Where the relevant monetary consideration cannot be agreed between the Parties, either Party shall be entitled to refer the determination to an independent expert located in [***] and appointed by mutual agreement between the Parties or in the absence of any agreement within [***] of written request for referral, by [***]. The independent expert shall act as an expert and not an arbitrator, and reach a decision as quickly as possible and in any event within [***] of appointment. The expert’s decision shall be final and binding on the Parties in the absence of any manifest error and the Parties shall share equally in the costs of the expert.

9.12
In addition to Section 9.11, If a Licensed Product is sold as part of a multi-product sale (whether physically combined or sold or supplied together) whether by GSK, its Affiliates or their sublicensees, then for purposes of determining payments due hereunder, Net Sales of such Licensed Product shall be deemed to be an amount equal to the following:

36

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(X divided by Y) multiplied by Z,

where “X” is the average sales price during the applicable reporting period generally achieved for the relevant Licensed Product in the country in which such sale occurred when the Licensed Product is sold alone on an arms length basis (including as relevant such Licensed Product being sold at full market value rather than at reduced or low cost) and not as part of a multi-product sale;

“Y” is the sum of the average sales price during the applicable reporting period generally achieved in that country (as applicable) of each product included in the multi- product when such product is sold separately for a single price; and

“Z” is the single price at which the relevant multi-product sale was made.

In the event that no separate sale of either the Licensed Product or any other product contained in a multi-product sale are made on an arms length basis (and not for example sold at zero price or a low or reduced price) during the accounting period in which the sale was made or if the price for a particular product cannot otherwise be determined for an accounting period, Net Sales allocable to the Licensed Product and multi-product sale shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable [***] cannot be agreed between the Parties, either Party shall be entitled to refer the determination to an independent expert located in [***] and appointed by mutual agreement between the Parties or in the absence of any agreement within [***] reach a decision as quickly as possible and in any event [***] of appointment. The expert ‘s decision shall be final and binding on the Parties in the absence of any manifest error and the Parties shall share equally in the costs of the expert.

9.13
Sales of Licensed Product between GSK and its Affiliates or between GSK or its Affiliates and their sublicensees shall be excluded from the computation of Net Sales and no payments shall be payable on such sales except where such Affiliates or sublicensees are end users. Further, sales of Licensed Product by GSK or its Affiliates or their sublicensees that are for compassionate use or on a named patient / named hospital basis shall be excluded from the computation of Net Sales and no payments shall be payable on such sales provided in each case that such supplies are at cost or for free. Where any sales for compassionate use or on a named patient/ named hospital basis are provided for consideration, such sales shall be treated as Net Sales and royalties shall be payable to Immunocore on such Net Sales.

10.	Confidentiality

10.1
Each Party agrees to keep the Confidential Information of the disclosing Party in strict confidence and not to use, or disclose such Confidential Information to any third Party, save as explicitly permitted in this Agreement. The Party owning the Results or the Foreground in Results shall be deemed to be the disclosing Party and the other Party shall be obliged to keep such Results confidential in accordance with this Section 10.1. The foregoing obligations of confidentiality will not apply to the extent that it can be established by the receiving Party that such Confidential Information:

10.1.1
was in the lawful knowledge and possession of the receiving Party prior to the time it was disclosed to, or learned by, the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual knowledge by the receiving Party;

10.1.2	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

37

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

10.1.3	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

10.1.4	was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

10.2
The Parties may provide the Confidential Information to such of its officers, employees, representatives and subcontractors who reasonably require access to it for the purpose of fulfilling the receiving Party’s obligations or exercising its rights under this Agreement provided that before any of the disclosing Party’s Confidential Information is disclosed to them, they are made aware of its confidential nature and that they are under a legally - binding obligation to the receiving Party to treat that Confidential Information in the strictest confidence in accordance with the terms of this Agreement. For clarity, such disclosures may be made in the furtherance of, inter alia, (i) the performance of its obligations or exercise of rights granted or reserved in this Agreement; (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, obtaining Regulatory Approvals, conducting pre-clinical activities or clinical trials, marketing Licensed Products, or otherwise required by Applicable Laws; provided, that if a receiving Party is required by Applicable Law to make any such disclosure of a disclosing Party’s Confidential Information it shall, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the disclosing Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, shall use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

10.3
The Parties may disclose the Confidential Information to Affiliates, existing or prospective advisors, shareholders, investors, collaborators, sublicensees, partners or joint venturers, in each case under appropriate confidentiality provisions substantially [***] Confidential Information to Third Parties in connection with (i) a merger, consolidation or similar transaction by such Party, (ii) the sale of all or substantially all of the assets of such Party to which this Agreement relates, or (iii) as required by rules of any stock exchange on which the securities of a Party are traded, in the case of (i) and (ii) under appropriate confidentiality provisions substantially equivalent to those of this Agreement. In each of the above authorized disclosures, the Receiving Party shall remain responsible for any failure by any person who receives the Confidential Information pursuant to this Section 10.3 to treat such Confidential Information as required under this Article 10.

10.4
Both Parties shall keep the terms of this Agreement confidential and such terms shall be treated as Confidential Information in accordance with this Article 10, except that Immunocore may issue a public announcement of the execution of this Agreement in the form mutually agreed by the Parties and as set out in Schedule 9. Immunocore may also issue public announcements of the achievement of each Milestone for each Licensed Product as set out in Schedule 2, with the prior review of GSK. Neither Party will use the other’s name or logo in any press release or product advertising, or for any other promotional purpose, without first obtaining the other’s written consent and entering into appropriate trademark or housemark licenses, as appropriate. Neither Party will, without the prior written consent of the other Party, issue any public announcement or press release relating to this Agreement or the terms of this Agreement. Each Party shall provide the other with an advance copy of any such public announcement at least [***] prior to its scheduled release; provided, that if the Party proposing such public announcement cannot provide the reviewing Party with [***] notice due to extraordinary circumstances, such Party will use reasonable efforts to provide the reviewing Party with the proposed public statement for comment at least [***] before release. Nothing in this Section shall prevent any press release or announcement required in accordance with any regulatory requirement or stock exchange requirement.

38

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

10.5
After exercise of the applicable Initial Program Option or Collaboration Program Option, GSK or its Affiliates shall have the right to make disclosures pertaining to Licensed Products arising from the applicable Collaboration Program in scientific journals or other publications, and at scientific conferences in each case subject to prior written notice to Immunocore. Prior written consent from Immunocore will be required where any disclosure in scientific journals or other publications includes any Confidential Information comprised within Immunocore Background or Platform Rights and which is not specific to the Licensed Product. GSK will reasonably endeavour to provide Immunocore with no less than [***] to review the contents of any proposed disclosure. Within such [***], Immunocore may request that any such Confidential Information is removed from the proposed disclosure and GSK shall remove such Confidential Information prior to any disclosure. Immunocore shall not make disclosures pertaining to Licensed Products or Results arising from a Collaboration Program unless solely related to the Immunocore Background or Platform Rights in scientific journals or other publications, or at scientific conferences, without the prior written consent of GSK, which may be withheld in GSK’s discretion. Immunocore shall provide a copy of such proposed disclosure or presentation to GSK no less than [***] prior to Immunocore’s intended submission for publication. GSK shall respond in writing promptly and in no event later than [***] after receipt of the proposed material, with one or more of the following: (a) comments on the proposed material, [***], (b) a specific statement of concern, based upon the need to seek patent protection of GSK’s Confidential Information, or (c) an identification of GSK’s Confidential Information that is contained in the material reviewed. In the event of concern over patent protection, Immunocore agrees not to submit such publication or to make such presentation that contains such information until GSK is given a reasonable period of time (not to exceed [***]) to seek patent protection for any of its Confidential Information in such publication or presentation which it believes is patentable. With respect to all other non-patentable Confidential Information of GSK, such Confidential Information shall be deleted from the proposed publication. In the case of conference abstracts and other rapid scientific communications, the Parties will complete the review process in [***] or less.

10.6
Immunocore shall have the right to make disclosures pertaining to the Plat form Rights and Immunocore Background; provided that such disclosure or presentation shall not contain any Confidential Information of GSK or any information regarding any Licensed Product, whether prior to or after exercise of the applicable Initial Program Option or Collaboration Program Option.

10.7
This Agreement supersedes the Confidential Disclosure Agreement executed by the Parties dated 22 April 2010 (the “CDA”). All information exchanged between the Parties under the CDA shall be deemed Confidential Information of the Party disclosing it under the CDA and shall be subject to the terms of this Article 10.

10.8
Upon termination of this Agreement, each Party hereto and its Affiliates shall use Commercially Reasonable Eff orts to return all Confidential Information of the other Party in its possession to the other Party; provided, that each Party may retain: (i) a single archival copy of the Confidential Information of the other Party; (ii) any portion of the Confidential Information of the other Party which is contained in senior management briefing documents, laboratory notebooks or other electronic systems, the deletion from which would not be practicable; in either case, solely for the purpose of determining the extent of disclosure of Confidential Information hereunder, assuring compliance with the surviving provisions of this Agreement, relevant document retention policies of the Party and Applicable Laws. A Party may also retain Confidential Information where necessary for the performance of any surviving licence or obligation.

10.9
GSK shall have the right at any time after exercise of an Initial Program Option or Collaboration Program Option, during and after the Term, to (i) publish the results or summaries of results of all GSK sponsored or supported clinical trials (which after exercise of the applicable Initial Program Option or Collaboration Option shall include any Phase 1 Trial results of Immunocore),

39

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

observational studies and other studies such as meta analyses, conducted with respect to a Licensed Product in any clinical trial register maintained by GSK or its Affiliates and the protocols of clinical trials relating to such Licensed Product on www.ClinicalTrials.gov and/or in each case publish the results, summaries and/or protocols of such Clinical Trials or studies on such other websites and/ or repositories and/or at scientific congresses and in a peer-reviewed journal within such timescales as required by law or GSK’s or its Affiliates’ standard operating procedures, irrespective of the outcome of such Clinical Trials; (ii) make information from Clinical Trials and studies conducted with respect to a Licensed Product available under its Data Sharing Initiative; and (iii) publish the status of each Licensed Product in its annual and quarterly reports and updates regarding GSK’s research and development pipeline. Each such publication or disclosure made in accordance with this Section 10.9 shall not be a breach of the confidentiality obligations provided in this Article 10 and GSK shall be entitled to maintain or effect such publication or disclosure even following any termination of GSK’s rights in respect of the relevant Licensed Product. Any disclosure made under this Section 10.9 shall not include any Confidential Information of Immunocore comprised within Immunocore Background or Platform Rights where such Confidential Information does not relate explicitly to the Licensed Product and without the prior written consent of Immunocore, unless required by Applicable Law.

11.	Warranties and Indemnity

11.1	Immunocore warrants to GSK that as of the Effective Date :

11.1.1	it has the right to grant the licences in accordance with Section 6.7;

11.1.2	it has in place contracts with its employees and other personnel it appoints to perform the Collaboration Program sufficient to ensure all Foreground is owned in accordance with Article 7 above;

11.1.3
all of Immunocore’s agreements with the subcontractors set forth on Schedule 10 to the extent agreements already exist under which subcontractors will be conducting work under the Research Plans provide (i) that Immunocore shall, in all cases, retain or obtain ownership of any and all Intellectual Property arising as a result of performance of any sub-contracted activity under the Research Plan, (ii) that such sub-contractor has no rights to use any Intellectual Property Rights owned or Controlled by Immunocore save as strictly necessary for performance of the sub-contracted activities and (iii) that such sub-contractor shall not be entitled to further sub-contract its obligations as they relate to the conduct of any Collaboration Program under this Agreement.

11.1.4
It has not received any written notice from any Third Party asserting or alleging that the research, development or manufacturing of Compounds infringes or misappropriates the intellectual property rights of such Third Party;

11.1.5	Schedule 3 sets forth a complete and accurate list of the patents comprising the Immunocore Background relevant to the Targets within the Dataroom as of the Effective Date;

11.1.6
Immunocore has provided GSK with a complete and accurate copy of the Assignment Agreement, Deed and Clarification Agreement, as each such agreement is in effect as of the Effective Date, and Immunocore is not aware of any current material breach of the Assignment Agreement, Deed and Clarification Agreement that would give Adaptimmune the right to terminate the same;

40

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11.1.7
Immunocore represents and warrants to GSK that it has not intentionally omitted to furnish GSK with any material information known to Immunocore in response to GSK’s requests for information, at the time of such response, during the due diligence and negotiation process with respect to this Agreement;

11.1.8	the information in the Dataroom is accurate in all material respects; and

11.1.9	the following patents and patent applications are owned by Immunocore: patents and patent applications derived from [***].

11.2
GSK warrants to Immunocore that it has in place contracts with its employees and other personnel it appoints to perform the Collaboration Program sufficient to ensure all Foreground is owned in accordance with Article 7 above.

11.3	Each Party warrants to the other that:

11.3.1	As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Applicable Laws of the jurisdiction in which it is incorporated.

11.3.2
As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate act ion on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

11.3.3
Nothing contained in this Agreement shall be construed as a warranty, either express or implied, on the part of either Party that (i) any Collaboration Program will yield a Licensed Product or otherwise be successful or meet its goals, or (ii) the outcomes of the Collaboration Programs will be commercially exploitable in any respect.

11.4
In the course of the research or development of the Compounds and Licensed Products, each Party (and in the case of GSK, GSK’s Affiliates) shall not use any employee or consultant who has been debarred by any Regulatory Authority, or, to such Party ‘s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants (or employees or consultants of GSK’s Affiliates as relevant) has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

11.5
Each Party shall comply in all material respects with all Applicable Laws in the performance of its obligations and exercise of its rights under this Agreement to the extent in each case that such Applicable Laws cover the performance of the relevant obligations or exercise of rights, including the statutes, regulations and written directives of the FDA, the EMA and any other applicable Regulatory Authority, and the provisions of Section 14, each as may be amended from time to time.

11.6
Should Immunocore propose to amend the Amendment Agreement or Deed and Clarification Agreement in a manner that would prevent or restrict the grant of any of the licences under this Agreement to GSK, or provide the right to Adaptimmune to prosecute any Licensed Patents that it does not have the right to prosecute as of the Effective Date, it will obtain the prior written consent of GSK. Such consent will not be unreasonably withheld and will be provided promptly.

41

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11.7
the express undertakings and warranties given by the parties in this agreement are in lieu of all other warranties, conditions, terms, undertakings and obligations whether express or implied by statute, common law, custom, trade usage, course of dealing or in any other way. all of these are expressly excluded from this agreement to the full extent permitted by law. no warranty is given by immunocore that any use of immunocore background will result in any commercially useful licensed products or licensed products which will successfully treat any specific indication.

11.8
GSK will indemnify, defend and hold harmless Immunocore and its directors, officers, employees and representatives (the “Immunocore Indemnified Parties”) from and against all Losses arising out of or resulting from Claims based upon:

11.8.1	any negligence or wilful misconduct by any GSK Indemnified Party or GSK’s sublicensees in connection with GSK’s performance of its obligations or exercise of its rights under this Agreement;

11.8.2	any non-compliance by any GSK Indemnified Party or GSK’s sublicensees or their sub-contractors with any Applicable Laws;

11.8.3	any death or injury or product liability claim resulting from sale or supply of any Licensed Product by GSK or its Affiliates or their sublicensees;

11.8.4
any death or injury or product liability claim resulting from the conduct of Clinical Trials by any GSK Indemnified Party or GSK’s sublicensees, and the storage, handling, use, manufacture, marketing, commercialization, importation or sale of any Compounds by GSK, its Affiliates, their subcontractors or their sublicensees; and/or

11.8.5
GSK proceeding with an Act ion in accordance with Section 7.4.4 after Immunocore informs GSK that it is not proceeding with such Action on the advice of competent counsel, and, if GSK requires Immunocore to initiate an Action, such actions taken by Immunocore as directed by GSK;

except, to the extent such Claim arose out of or resulted from any negligence, misconduct or material breach of this Agreement by any Immunocore Indemnified Party. The indemnities given in Section 11.8 are subject to the Immunocore Indemnified Parties promptly notifying GSK in writing with details of the Claim and not making any admission in relation to the Claim.

11.9
Immunocore shall indemnify, defend and hold harmless GSK and its Affiliates, and its or their respective directors, officers, employees and representatives (the “GSK Indemnified Parties”), from and against any and all Losses arising out of or resulting from any Claims based upon:

11.9.1	Any negligence or wilful misconduct by any Immunocore Indemnified Party, in connect ion with Immunocore’s performance of its obligations or exercise of its rights under this Agreement;

11.9.2	Any non-compliance by any Immunocore Indemnified Party or Immunocore’s sublicensees or subcontractors with any Applicable Laws;

11.9.3	any death or injury or product liability claim resulting from sale or supply of any Terminated Product by Immunocore or its Affiliates or their sublicensees;

42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11.9.4
any death or injury or product liability claim resulting from the conduct of Clinical Trials under any Research Plan by any Immunocore Indemnified Party, and the storage, handling, use, manufacture, marketing, commercialization, importation or sale of any Licensed Products by Immunocore, its Affiliates, or their subcontractors;

11.9.5
any breach by Immunocore of the Assignment Agreement, Deed and Clarification Agreement and any claim to Immunocore Background or Foreground arising under this Agreement by Adapt immune that conflict or interfere with the rights and licenses granted to GSK by Immunocore under this Agreement; and/or

11.9.6
Immunocore proceeding with an Act ion in accordance with Section 7.4.4 after GSK informs Immunocore that it is not proceeding with such Action on the advice of competent counsel, and, if Immunocore requires GSK to initiate an Action, such actions taken by GSK as directed by Immunocore;

except, to the extent such Claim arose out of or resulted from any negligence, misconduct or material breach of this Agreement by any GSK Indemnified Party. The indemnities given in Section 11.9 are subject to the GSK Indemnified Parties promptly notifying Immunocore in writing with details of the claim and not making any admission in relation to the claim.

12.	Limitation of Liability

12.1
Subject to Section 12.3, neither Party shall be liable under this Agreement whether in contract, tort (including negligence) or otherwise in respect of any indirect or consequential loss or damage including any loss of prof it, loss of business or loss of goodwill.

12.2
Subject to Section 12.3, Immunocore’s total aggregate liability for any and all claims under this Agreement or arising in relation to this Agreement whether to GSK or its Affiliates or their sublicensees shall in no event exceed [***].

12.3
nothing in this agreement limits or excludes any party’s liability for (a) death or personal injury caused by its negligence; (b) fraud; (c) any indemnity under sections 11.8.3, 11.8.4, 11.9.3 and 11.9.4; (d) gross negligence or wilful misconduct; or (e) any sort of liability that, by law, cannot be limit ed or excluded.

12.4
Immunocore shall maintain, at its cost, insurance against liability and other risks associated with its activities and obligations under this Agreement, including the conduct of Clinical Trials and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for a company such as Immunocore for the activities to be conducted by it under this Agreement. Immunocore shall furnish to GSK evidence of such insurance upon request.

13.	Term and Termination

13.1
This Agreement will come into force on the Effective Date and will remain in force until the last financial obligation under this Agreement has been satisfied, unless earlier terminated in accordance with this Agreement.

13.2
GSK Right to Terminate. GSK may terminate (a) this Agreement; or (b) any Collaboration Program or (c) any licence granted following exercise of an Initial Program Option or Collaboration Program Option at any time on provision of [***] written notice to Immunocore. The notice shall specify whether GSK is terminating the Agreement or any Collaboration Program or any licence. Where GSK terminates for convenience under this clause 13.2, GSK will reimburse Immunocore for any Third Party expenses incurred or committed to by Immunocore as at time of receipt of notice of

43

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

termination and where such Third Party expenses cannot reasonably be cancelled by Immunocore using Commercially Reasonable Efforts (including costs of any Clinical Trial, sub-contractor costs, CRO costs, CMO costs and manufacturing costs).

13.3
Termination for Lack of Feasibility. Where either the JSC or GSK decides to terminate a Collaboration Program in accordance with Sections 3.5.1, 3.5.2, 3.6.1 or 3.6.2, then GSK shall serve [***] written notice to Immunocore terminating the relevant Collaboration Program. Where a Collaboration Program is terminated under Section 3.5.2(ii) or 3.6.2(ii), in addition to the provisions of Section 13.6 below, the provisions of Section 5.3.5 shall apply.

13.4	Breach.

13.4.1
Either Party may (without limiting any other remedy it may have) at any time terminate this Agreement in its entirety or on a Collaboration Program-by-Collaboration Program or license-b y-license basis with immediate effect by giving written notice to the other if the other (or in the case of GSK, its Affiliates) is in material breach of any material provision of this Agreement and the breach has not been remedied within [***] after receipt of written notice specifying the breach and requiring its remedy (if such breach is capable of remedy). If such breach is not susceptible to cure within such [***] period, the breaching Party shall, within such [***] period, provided to the non-breaching Party a written plan reasonably acceptable to the non- breaching Party, that is reasonably calculated to effect a cure. Where the non-breaching Party has accepted any such plan in accordance with the preceding sentence, the non-breaching Party may terminate this Agreement immediately up on written notice to the breaching Party if the breaching Party subsequently fails to carry out such plan. The right of either Party to terminate this Agreement as provided in this Section 13.4 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

13.4.2	Material breach shall include non-payment of sums due and owing from GSK. Material breach shall include failure of Immunocore to communicate to GSK [***].

13.4.3
If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party which seeks to dispute that there has been a material breach may contest the allegation in accordance with Article 15. From the date that any claim of material breach is referred to the Executive Officers in accordance with Section 15.1 until such time as the dispute regarding such claimed material breach has become finally settled, the time period during which the breaching Party must cure an alleged breach that is the subject matter of the dispute shall be suspended and no termination under this Section 13.4 shall become effective.

13.5
Either Party may (without limiting any other remedy it may have) at any time terminate this Agreement or a specified Collaboration Program (which may include exercising the applicable Initial Program Option or Collaboration Program) with immediate effect if the other Party becomes insolvent, or if an order is made or a resolution is passed for its winding up (except voluntarily for the purpose of solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed over the whole or any part of the other Party’s assets, or if the other Party makes any arrangement with its creditors or ceases to carry on business or does or suffers any similar or analogous act existing under the laws of any country.

13.6
Where GSK terminates any Collaboration Program or licence in accordance with Section 13.2, a Collaboration Program is terminated in accordance with Section 13.3, or Immunocore terminates a Collaboration Program or licence for GSK breach in accordance with Section 13.4 (in each case a “Terminated Project”):

44

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

13.6.1	The restrictions under Section 6.4 shall cease to apply in relation to any Target or Licensed Product resulting from a Terminated Project from the date of termination of such Terminated Project;

13.6.2
All sums due and owing prior to the date of termination in relation to the Terminated Project shall remain due and owing and Immunocore shall have no obligation to reimburse any payment previously made by GSK;

13.6.3
The licences Granted to GSK as set forth in Section 6.7 shall terminate with respect to the particular Terminated Project from date of termination of the Terminated Project. This Agreement shall remain in full force and effect in relation to other Collaboration Programs and licences granted to GSK;

13.6.4
Save as provided in Sections 13.3 and 5.3.5 above, Immunocore shall be entitled to license the Immunocore Foreground arising from the performance of the Terminated Project to Third Parties; provided that such licenses are not in breach of any other licenses to GSK remaining in effect under this Agreement;

13.6.5
[***] as applicable (save as provided in Section 13.7 below), with the right to grant sub- licences (through multiple tiers) solely for the further development and commercialization of the Terminated Products; provided that the foregoing [***] termination in accordance with Section 13.3;

13.6.6
Prosecution of any patents or patent applications covering any Immunocore Foreground that arose out of the performance of the Terminated Project, and solely applicable to such Terminated Project (i.e. such Immunocore Foreground is not the subject of on-going licenses to GSK under the Agreement) shall revert to Immunocore and GSK shall provide all reasonable assistance at its cost to transition the filing, maintenance and prosecution of such Immunocore Foreground to Immunocore as soon as possible after the date of termination.

13.6.7
The Parties shall discuss and agree a plan to either transfer responsibility for Clinical Trials of Licensed Products arising from the Terminated Project (“Terminated Products”) in which any patient has been enrolled, to Immunocore or Immunocore’s nominated Third Party, or permit GSK or its Affiliates to complete and/or wind down such Clinical Trials. GSK shall be responsible for such costs of completion and/or winding down unless otherwise agreed by Parties;

13.6.8
GSK shall deliver to Immunocore [***] within [***] of the date of termination, or as soon as reasonably possible thereafter, all Results, data, materials, drug, submissions, regulatory documentation, clinical materials, details of Third Party sub-contractors (including manufacturers), process details and all other materials in its possession or control solely related to the applicable Terminated Product or Terminated Project, and in each case as reasonably necessary solely for the purpose of permitting Immunocore (or as relevant its nominated Third Party) to continue with the research and development, sale, supply and manufacture of the Terminated Products.

13.6.9
For the avoidance of doubt, in connect ion with the termination of a Collaboration Program in accordance with Section 13.3, the foregoing provisions of this Section 13.6 that are not relevant to such termination shall not apply. By way of illustration only, if a Collaboration Program is terminated prior to exercise of a Collaboration Program Option, then GSK are unlikely to be prosecuting any Immunocore Foreground or conducting Clinical Trials of

45

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Licensed Products at the time of termination, and therefore, Sections 13.6.6 and 13.6.7 would be irrelevant.

13.7
[***] commercializes the Terminated Product, Immunocore shall pay to GSK a royalty of [***] of the Net Sales of such Terminated Product. The provisions of Sections 9.4, 9.7, 9.8, 9.9, 9.10, 9.11 and 9.12 shall apply, mutatis mutandis, to Immunocore ‘s obligations to pay royalties hereunder, with all references to “GSK” replaced by “lmmunocore,“ all references to “lmmunocore” replaced by “GSK” and all references to “Licensed Product” replaced with “Terminated Product.”

13.8
If (a) GSK or any of its Affiliates directly or indirectly commences any interference or opposition proceeding or challenges the validity or enforceability of, or opposes any extension of or the grant of any supplementary protection certificate with respect to any patent or patent application within the Immunocore Background, Immunocore Foreground or Platform Rights licensed to it under Section 6.7 (each such action a “GSK Patent Challenge”); or (b) GSK uses the Immunocore Background or Immunocore Foreground other than as licensed under Section 6.7.1, then Immunocore shall have the right to terminate the license to such patent granted to GSK under Section 6.7.1 to which the Patent Challenge relates or that GSK uses outside the scope of its licenses hereunder (and all Compounds, Targets and Licensed Products covered by such patent), upon [***] written notice to GSK; provided, that Immunocore’s right to terminate this Agreement under this Section 13.8 shall not apply to any Affiliate of GSK that first becomes an Affiliate of GSK after the Effective Date of this Agreement in connection with a merger or acquisition event, where such Affiliate of GSK was undertaking activities in connection with a Patent Challenge prior to such merger or acquisition event and GSK ceases involvement in such Patent Challenge within [***] after such merger or acquisition event.

13.9
If (a) Immunocore or any of its Affiliates or their sublicensees (to the extent such sublicensees are sublicensed under the relevant GSK Background or GSK Foreground which is subject to the Immunocore Patent Challenge) directly or indirectly commences any interference or opposition proceeding or challenges the validity or enforceability of, or opposes any extension of or the grant of any supplementary protection certificate with respect to any patent or patent application within the GSK Background or GSK Foreground licensed to it under Sections 6.12 and 6.13 (each such action an “Immunocore Patent Challenge”); or (b) Immunocore uses the GSK Background or GSK Foreground other than as licensed under Sections 6.12 or 6.13, then GSK shall have the right to terminate the license to such patent gr anted to Immunocore under Sections 6.12 or 6.13 to which the Immunocore Patent Challenge relates or that Immunocore uses outside the scope of its licenses hereunder (and all Compounds, Targets and products comprising Compounds Cover ed by such patent), upon [***]’ written notice to Immunocore; provided, that GSK’s right to terminate the licence under this Section 13.9 shall (i) not apply to any Affiliate of Immunocore that first becomes an Affiliate of Immunocore after the Effective Date of this Agreement in connection with a merger or acquisition event, where such Affiliate of Immunocore was undertaking activities in connection with an Immunocore Patent Challenge prior to such merger or acquisition event and Immunocore causes such Immunocore Patent Challenge to terminate within [***] after such merger or acquisition event; (ii) only apply in the case of sublicensees where GSK has given Immunocore notice of any Immunocore Patent Challenge and at least [***] to procure the termination of such Immunocore Patent Challenge. This Section 13.9 and the right to terminate any licence under this Section 13.9 shall not apply in relation to any pre- existing sub-licensee of Immunocore under the Immunocore Background and relating to Compounds as at the Effective Date.

13.10	Where Immunocore is in material breach of this Agreement in connection with a Collabo rat ion Program in accordance with Section 13.4, the following shall apply:

13.10.1	GSK shall have the right in its sole discretion to exercise any or all of the Initial Program Options or Collaboration Program Options for all then on-going Collaboration Programs,

46

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

and GSK’s obligation to pay Immunocore the Milestone Fees associated with the development milestones set forth on Schedule 2 shall be modified as set forth in Schedule 2;

13.10.2	The restrictions set forth in Section 6.4 shall continue to apply to Immunocore;

13.10.3
The licences granted to Immunocore as set forth in Section 6.12 and 6.13 shall terminate with respect to the particular Collaboration Program from date of termination or exercise of the applicable Initial Program Option or Collaboration Program Option thereof. This Agreement shall remain in full force and effect in relation to other Collaboration Programs and licences granted to GSK;

13.10.4
The Parties shall discuss and agree a plan to transfer responsibility for on-going Clinical Trials of Licensed Products arising from the terminated Collaboration Program to GSK including which Party shall be responsible for costs associated with transfer, completion or winding down; and

13.10.5
Immunocore shall deliver to GSK [***] within [***] of the date of termination all Results, data, materials, drug, submissions, regulatory documentation, clinical materials, details of Third Party sub-contractors (including manufacturers), process details and all other materials in its possession or control solely related to the applicable Licensed Product arising in the course of the terminated Collaboration Program, and in each case as reasonably necessary solely for the purpose of permitting GSK (or as relevant its Affiliates or sub-licensee) to continue with the research and development, sale, supply and manufacture of such Licensed Products.

13.11	Where GSK terminates this Agreement or any specified Collaboration Program under Section 13.5, the following shall apply:

13.11.1
GSK shall have the right in its sole discretion to exercise any or all of the Initial Program Options or Collaboration Program Options for all then on-going Collaboration Programs where the Agreement is being terminated in its entirety or the Initial Program Options or Collaboration Program Options relevant to a particular Collaboration Program being terminated, and GSK’s obligation to pay Immunocore the Milestone Fees associated with the development milestones set fort h on Schedule 2 shall be modified as set forth in Schedule 2;

13.11.2
The licences granted to Immunocore as set forth in Section 6.12 and 6.13 shall terminate with respect to the particular Collaboration Program from date of termination thereof. This Agreement shall remain in full force and effect in relation to other Collaboration Programs and licences granted to GSK;

13.11.3
The Parties shall discuss and agree a plan to transfer responsibility for on- going Clinical Trials of Licensed Products arising from any terminated Collaboration Program to GSK. GSK shall pay for any costs or expenses associated with transfer, completion or winding down of such Clinical Trials;

13.11.4
Immunocore shall deliver to GSK [***] within [***] of the date of termination all Results, data, materials, drug, submissions, regulatory documentation, clinical materials, details of Third Party sub-contractors (including manufacturers), process details and all other materials in its possession or control solely related to the applicable Licensed Product arising in the course of any terminated Collaboration Program, and in each case as reasonably necessary solely for the purpose of permitting GSK (or as relevant its Affiliates or sub-

47

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

licensee) to continue with the research and development, sale, supply and manufacture of such Licensed Products; and

13.11.5
To the extent that any liquidator or administrator legally disclaims any continuing obligation or surviving obligation following termination in accordance with Section 13.5, Immunocore shall offer GSK a right to negotiate in good faith for (a) any continuing licences to manufacture, sell, supply, use and import the Licensed Products subject to any disclaimed licence or option right; and (b) supply of materials under Section 13.11.4.

13.12
Termination of this Agreement will not release any Party from any obligation or liability which has fallen due or arisen before the effective date of termination of this Agreement. Any payments due or arising prior to the date of termination shall immediately become due and payable on termination.

13.13
Articles 1 (to the extent required), 6 (to the extent provided in Article 13), 7 (to the extent provided in Article 13), 10, 11, 12 13 (and all Sections that are required to survive termination in accordance with Article 13) and 16 will survive termination or expiry of this Agreement for whatever reason.

14.	Anti-bribery

14.1	Each Party agrees to:

14.1.1	comply with all Applicable Laws relating to ant i-bribery and anti-corrupt ion including but not limited to the Bribery Act 2010 (Relevant Requirements);

14.1.2
maintain in place throughout the term of this Agreement its own policies and procedures, including but not limited to adequate procedures under the Bribery Act 2010, to ensure compliance with the Relevant Requirements and will enforce them where appropriate;

14.1.3	comply with any key ant i- bribery policies of the other Party which are communicated to it as of the Effective Date and in relation to which a Party can reasonably comply;

14.1.4	promptly report to other Party any request or de mand for any undue financial or other advantage of any kind it receives in connection with the performance of this Agreement; and

14.1.5
immediately notify other Party (in writing) if a foreign public official becomes an officer of its organisation or acquires a direct interest in it (and it warrants that it has no foreign public officials as officers or direct owners as of the Effective Date).

14.2
For the purpose of this Article 14, the meaning of adequate procedures and foreign public official and whether a person is associated with another person shall be determined in accordance with section 7(2) of the Bribery Act 2010 (and any guidance issued under section 9 of that Act), sections 6(5) and 6(6) and section 8 of that Act respectively.

14.3
Immunocore acknowledges receipt of GSK’s “Prevention of Corruption - Third Party Guidelines” attached as Schedule 4 and agrees to comply with such as a key anti-bribery policy of GSK under Section 14.1.3.

15.	Dispute Resolution

48

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

15.1
Either Party shall have the right to refer any dispute first to the JSC for resolution, provided the JSC is still in existence at time the dispute arises and has not ceased to exist in accordance with Section 4.10.

15.2
Where any dispute cannot be resolved by the JSC within [***] of first referral to the JSC or where JSC is not in existence at date dispute arises, either Party shall have a right to refer such dispute to the respective Executive Officers (or their designees), and such Executive Officers shall attempt in good faith to resolve such dispute.

15.3
Where the Executive Officers are unable to resolve the dispute within [***] of referral under Section 15.2, either Party thereafter may request that the dispute be referred to Third Party mediation, by written notice to the other; provided, that if the subject matter of a dispute is within a Party’s final decision-making authority pursuant to Article 4, then such dispute shall not be submitted to mediation and may be finally decided by the Party having such authority. Where the Parties agree, such dispute shall be submitted to mediation in accordance with the Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR”). Such mediation shall be attended on behalf of each Party for at least one session by a senior executive with authority to resolve the dispute and shall be held in London, England. Unless otherwise agreed by the Parties, the Parties shall select a mediator from the CPR Panels of Distinguished Neutrals. Notwithstanding the foregoing, each Party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction or replevin to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the dispute, prior to the commencement of, or while the Par ties are engaged in, the mediation process. Any dispute that cannot be resolved by mediation within [***] of notice by one Party to the other Party of the commencement of the mediation process shall be resolved by arbitration in accordance Section 15.4.

15.4
Any dispute remaining unresolved after Third Party mediation pursuant to Section 15.3 of the Agreement (if applicable) will be submitted for resolution to arbitration by the International Court of Arbitration (“ICC”) in accordance with the ICC rules in force at the time of referral. The arbitration shall be in London, England and shall be by a [***] arbitrator who shall (i) be a lawyer of not less than [***] who is knowledgeable in the law concerning the subject matter at issue in the dispute, (ii) not be or have been an employee, consultant, officer, director or stockholder of either Party or any Affiliate of either Party and (iii) not have a conflict of interest under any applicable rules of ethics. The arbitrator shall be selected by mutual agreement of the Parties, provided that if the Parties cannot agree on the arbitrator within [***] of the relevant arbitration request, the arbitrator shall be selected by the [***]. The arbitrator may proceed to an award, notwithstanding the failure of either Party to participate in the proceedings. The arbitrator shall, within [***] after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, in accordance with Applicable Laws, including the calculation of any damages awarded. The arbitrator shall be authorized to award compensatory damages, but shall not be authorized to award non-economic damages or punitive, special, consequential, or any other similar form of damages, or to reform, modify or materially change the Agreement. The arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrator deems just and equitable and within the scope of this Agreement, including an injunction or order for specific performance. The award of the arbitrator shall be the sole and exclusive remedy of the Parties (except for those remedies set forth in this Agreement), the Parties hereby expressly agree to waive the right to appeal from the decisions of the arbitrator, and there shall be no appeal to any court or other authority (government or private) from the decision of the arbitrator. Judgment on the award rendered by the arbitrator may be enforced in any court having competent jurisdiction thereof, and the decision of the arbitrator shall be final and binding on both Parties in the absence of manifest error or fraud. Notwithstanding anything contained in this Section 15.4 to the contrary, each Party has the right before the arbitration is commenced, to seek and obtain from the appropriate court provisional

49

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

remedies such as attachment, preliminary injunction or replevin to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

15.5
Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, that the arbitrator shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements.

15.6	All proceedings and decisions of the arbitrators shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 10.

15.7
From the date of submission of the dispute to the Executive Officers, until such time as the dispute has become finally settled by Third Party mediation or arbitration, the running of the time periods as to which a breaching Party must cure a breach of this Agreement becomes suspended as to any breach that is the subject matter of the dispute.

15.8
Unless otherwise agreed by the Parties, disputes relating to patents and patent applications and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

16.	General

16.1
Notices: Any notice to be given under this Agreement must be in writing and may be delivered to the other Party by hand or courier (in which case the notice shall be deemed received on day of delivery). Notices for Immunocore shall be marked for the attention of the CEO of Immunocore, sent to the address provided in the preamble of this Agreement. Notices for GSK shall be sent to the following:

Attention: [***]
GlaxoSmithKline
709 Swedeland Road
P.O. Box 1539, MC UW2318
King of Prussia, PA 19406-0939
United States
Telephone: [***]

with a copy to:

Attention: [***]
GlaxoSmithKline
2301 Renaissance Boulevard
Mail Code RN0220
King of Prussia, PA 19406
Telephone: [***]

16.2
Assignment: Neither Party may assign or transfer this Agreement as a whole, or any of its rights or obligations under it, without first obtaining the written consent of the other Party (which may be given or withheld at the absolute discretion of the Party from which consent is sought). Both parties may assign all of its rights and obligations under this Agreement to an Affiliate or to any successor to the whole or relevant part of its business (or as relevant its Intellectual Property Rights) and the other Party hereby consents to such assignment. Any assignment of Foreground or in the case of

50

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Immunocore, the Immunocore Background, shall be made subject to the terms of this Agreement, including as to any rights granted on termination of this Agreement.

16.3
Illegal/unenforceable provisions: If the whole or any part of any provision of this Agreement is void or unenforceable in any jurisdiction, the other provisions of this Agreement, and the rest of the void or unenforceable provision, will continue in force in that jurisdiction, and the validity and enforceability of that provision in any other jurisdiction will not be affected.

16.4
Waiver of rights: If a Party fails to enforce, or delays in enforcing, an obligation of the other Party, or fails to exercise, or delays in exercising, a right under this Agreement, that failure or delay will not affect its right to enforce that obligation or constitute a waiver of that right. Any waiver of any provision of this Agreement will not, unless expressly stated to the contrary, constitute a waiver of that provision on a future occasion.

16.5
No agency: Nothing in this Agreement creates, implies or evidences any partnership or joint venture between the parties, or the relationship bet ween them of principal and agent. Neither Party has any authority to make any representation or commitment, or to incur any liability, on behalf of the other.

16.6
Entire agreement: This Agreement (incorporating all Schedules and Exhibits) constitutes the entire agreement between the parties relating to its subject matter. Each Party acknowledges that it has not entered into this Agreement on the basis of any warranty, representation, statement, agreement or undertaking except those expressly set out in this Agreement. Each Party waives any claim for breach of this Agreement, or any right to rescind this Agreement in respect of, any representation which is not an express provision of this Agreement. However, this Section 16.6 does not exclude any liability which either Party may have to the other (or any right which either Party may have to rescind this Agreement) in respect of any fraudulent misrepresentation or fraudulent concealment prior to the execution of this Agreement.

16.7	Formalities: Each Party will take any action and execute any document reasonably required by the other Party to give effect to any of its rights under this Agreement.

16.8	Amendments: No variation or amendment of this Agreement (including the Schedules) will be effective unless it is made in writing and signed by each Party’s representative.

16.9
Third parties: No one except a Party to this Agreement has any right to prevent the amendment of this Agreement or its termination, and no one except a Party to this Agreement may enforce any benefit conferred by this Agreement, unless this Agreement expressly provides otherwise. The Immunocore Indemnified Parties and GSK Indemnified Parties may directly enforce the indemnities in Article 11.

16.10	Governing law: This Agreement is governed by, and is to be construed in accordance with, English law.

16.11
Counterparts: This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

51

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

In Witness Whereof, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

SIGNED for and on behalf of IMMUNOCORE LIMITED:		SIGNED for and on behalf of GlaxoSmithKline Intellectual Property Development Ltd:

Name	James Noble	Name	Paul Williamson

Position	CEO	Position	Authorized Signatory For and on behalf of Edinburgh Pharmaceutical Industries Limited Corporate Director

Signature	/s/ James Noble	Signature	/s/ Paul Williamson

52

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 1

RESEARCH PLAN FOR INTIAL TARGET PROGRAM

[***]

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 2

[***]

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 3 - IMMUNOCORE BACKGROUND PATENTS

[***]

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 4

PREVENTION OF CORRUPTION - THIRD PARTY GUIDELINES

The GSK Anti-Bribery and Corruption Policy (POL-GSK-007) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a Third Party or otherwise) conducts business. POL- GSK-00 7 requires all GSK employees and any Third Party acting for or on behalf of GSK to ensure that all dealings with third parties, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business. GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or third-parties acting for or on behalf of the GSK.

Corrupt Payments - GSK employees and any Third Party acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorise, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business.

Government Officials - Although GSK’s policy prohibits payments by GSK or third parties acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section).

Facilitating Payments - For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government act ion by government officials) are no exception to the general rule and therefore prohibited.

GLOSSARY

The terms de fined here in should be construed broadly to give effect to the letter and spirit of the ABAC Pol icy. GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorizing payments prohibited by this policy will not be tolerated.

Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or provision of any other asset, even if nominal in value.

Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorizations of or payments of anything of value.

Government Official shall mean:

•	Any officer or employee of a government or any department, agency or instrument of a government;
•	Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government;
•	Any officer or employee of a company or business owned in whole or part by a government;
•	Any officer or employee of a public international organization such as the World
•	Bank or United Nations;

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

•	Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or
•	Any candidate for political office.

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 5

R&D POLICY PRINCIPLES

A.   Ethical Conduct Requirements Ethical Conduct

The Parties are committed to the highest standards of conduct in all aspects of their respective businesses and to conduct their business with honesty and integrity, and in compliance with all applicable legal and regulatory requirements.

•	Always act with integrity and honesty and protect the Parties’ public image and reputation in relationships with customers, competitors, suppliers, business partners and staff
•	Promptly raise any concerns about possible unethical or illegal conduct
•	Be free from actual or potential conflicts of interest that might influence, or appear to influence their judgment or actions when performing duties on behalf of the Parties
•
The Parties’ reputation and the respect of those who deal with the Parties must not be put at risk by acceptance of any entertainment, gifts or favors intended or perceived by others to influence their business judgment

•	Communications with external audiences, i.e., Investors and the Media, should be managed through appointed company spokespersons to minimize risk to the Parties’ reputation
•
Provide accurate and reliable information in records submitted, safeguard the Company’s confidential information, and respect the confidential information of other parties with whom the Company does business or com pet es

Management of Human Safety Information

The safeguarding of human subjects participating in clinical trials and patients who use dev ices or take investigational or licensed medicinal products, certain consumer healthcare products, vaccines, or biological products (the foregoing collectively referred to as the “Products”) is of paramount importance. Products would also include blinded, placebo, or control agents used in clinical studies. Therefore, the Parties require a framework for management of Human Safety Information. The framework includes, but is not limited to:

•	Safety reviews of Products to evaluate emergent safety data
•	Creation of appropriate committees and safety departments to proactively address human safety throughout Product development
•
Reporting of Human Safety Information to safety departments in a timely fashion. This includes any information relating to human health and/ or wellbeing arising following exposure of humans to products including reports of drug abuse or overdose, reports of drug interaction, or information received as part of product complaints

Care and Ethical Treatment of Animals in Research

•
Animals should be used in research only when required by regulatory authorities or where there are no alternatives through adherence to the “3R” Principles--reducing the number of animals used, replacing animals with non-animal methods whenever possible and refining the research techniques used. In addition, the Parties include two more R’s: Responsibility and Respect for animals involved in animal research.

•
The Parties believe in using the highest standards for the humane care and treatment of all animals used in research, development and testing, including adherence to the principles (listed below), and all applicable legal and regulatory requirements, with a default to which ever is more stringent.

•	Access to species appropriate food and water

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

•	Access to species specific housing, including species appropriate temperature and humidity levels
•	Access to humane care and a program of veterinary care
•	Animal housing that minimizes the development of abnormal behaviors and allows for normal species specific behavior,
•	Adherence to principles of replacement, reduction and refinement in the design of in vivo studies
•	Study design reviewed by institutional ethical review panel
•	Commitment to minimizing pain and distress during in vivo studies
•	Work performed by appropriately trained staff
•	No Great Apes should be used for research

B.   Requirements for Engaging External Experts and Healthcare Professionals

Use of External Experts within R&D

The Parties believe that the engagement of external experts in R&D should be done in accordance with the following principles:

•	There must be a legitimate need for the services of the expert that cannot be fulfilled in-house, and the minimum number of experts needed should be used
•	Selection of experts should be based solely on the expert’s qualifications and expertise in the subject matter for which such expert is retained
•	The expert’s services must be documented in a written signed agreement
•	Compensation must be based on fair market value for the services provided
•
Reimbursement or pre-payment for costs associated with travel, lodging, meals and hospitality (i.e. refreshments, background music at meetings) for an expert are acceptable if permitted by all law for the location in which the services are rendered and are modest in value

•	Experts shall not receive any gifts of any value, especially where the expert is also a healthcare professional
•
Gift includes anything of value, regardless of amount, given to show friendship, appreciation, or support, including meals, entertainment or recreational activities (excludes fair market value for services rendered).

•
Healthcare Professionals includes, but is not limited to, physicians, their allied health professionals, and medical office staff. This term also applies to pharmacists and employees of pharmacy benefit managers.

C.   Requirements for Funding for Charitable Donations and External Science/Medical Programs

Charitable Donations

Charitable donations to an eligible Health-Related Organization are allowed.  Charitable don at ions of either funds or in-kind support are permitted if they are for the purpose of advancing the general mission of an eligible, health-related recipient organization and if they are not tied or directed to a specific event or program.

To be considered eligible for a donation, the health-related organization must meet all of the following:

•	Non-profit organization
•	The organization’s principle mission involves advancing science, medicine, or public health (collectively, a “health-related” mission)

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

•
The organization does not prescribe, purchase or recommend the Parties products, unless the request for a charitable donation for such an organization is for a widely publicized fund-raising event or campaign in support of the health - related mission of the organization

•	The organization, as well as its management and leadership, are independent of the control of the Parties or undue influence of any of the Parties’ employees or agents
•	Even if the health-related organization is eligible to receive a charitable donation, the donation may not be provided if a donation is intended:
•	As a means of rewarding the prescribing, recommending, or use of the Parties products or services, including the influencing of formulary inclusion or placement
•	As a means of promoting the use of the Parties products or services. Return on investment (ROI) analyses are not permitted
•	As a means of supporting political causes or candidates
•	As a means of supporting any organization or activity without a direct and bona fide scientific, medical, or public health purpose

General Requirements for US Independent Medical Education

Funding for External Science/ Medic al Programs (FESMP) means financial support of specific activities intended to further the progress of science, scientific/medical education, and the public health, for which the Parties will not take any intellectual property or other proprietary interest.

•	A recipient of FESMP must be reasonably qualified to conduct high quality educational programs, research, or other activity being funded
•	FESMP is not permitted if used as a means of rewarding the prescribing, recommending, or use of the Parties products or services, including the influencing of formulary inclusion/ placement
•	A recipient of FESMP must agree to make meaningful disclosure of any financial sponsorship from the partner
•	FESMP may not be “expensed” or paid with the personal funds of an employee or contractor, and then reimbursed
•	FESMP is not permitted as a means of supporting political causes or candidates
•	FESMP is not permitted if used as a means of supporting any organization or activity without a direct and bona fide scientific, medical, or public health purpose
•	FESMP must comply with all substantive and procedural requirements established by the law where the program or activity potentially being funded will take place

D.   Clinical Research Requirements

Maintaining the Confidentiality of Protected Medical Information

The Parties respect the confidential nature of protected medical information (PMI) originating from both healthy and patient volunteers involved in clinical, genetic, and other research work or from staff employed by the Parties. Therefore, a framework should be in place to safeguard PMI against inappropriate collection, retention, use and disclosure (in addition to compliance with law and regulations).

Safeguards include, but are not limited to:
•	Collecting PMI only for specific and lawful purposes
•	Collecting, retaining, using, reusing, and disclosing PMI only with valid consent or as otherwise permitted by law or regulation
•	PMI obtained from external sources is treated as a re-use and all reuse must be consistent with the original informed consent

3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

•	Retention of PMI only for as long as business activities or scientific research requires and retention of only the minimum amount of identifying information necessary
•	Ensuring the physical and technological security of PMI
•	Not using PMI in external publications
•	Never transferring PMI from the pharmaceutical R&D division to the marketing function unless permission is obtained from the individual

If PMI is collected that indicates the need for immediate clinical intervention, that information will be communicated to the study investigator or physician of record where such PMI relates to information collected under a Clinical Trial. Where such PMI relates to Immunocore’s internal blood donors said donor shall be inform ed and directed to see their physician in accordance with Immunocore’s blood collection policies.

Personally Identifiable Information (PII) means information which identifies a specific individual including but not limited to, name, address, and national identification numbers (e.g. Social Security Number)

Protected Medical Information (PMI) is PII that describes clinical and medical conditions, genetic status, treatment of conditions, health status, sexual orientation, ethnic origin, etc., and includes both encoded clinical trial data and overtly identifiable data.

Standards for Collecting, Obtaining and Using Human Biological Samples in Research

ARTICLE 1  The Parties respect the interest of donors of human biological samples used in research and require that certain standards should apply to the collection, obtaining and use of such human biological samples, as set forth below.

ARTICLE 2

•
Ensure that samples are collected with informed consent and ethics committee/Institutional Review Board (I RB) approval in accordance with the applicable research requirements of Good Clinical Practice (International Conference on Harmonization). Additionally, through informed consent, donors must be made aware that the research is being undertaken by a commercial entity and that, where applicable, the research involves the analysis of DNA and / or medical information.

•
When obtaining samples from another entity that collected the samples for reasons unrelated to the Parties, confirmation that the entity complied with relevant requirements for informed consent, ethics committee/IRS approval and data privacy is required

•	Human biological samples must be used only for purposes that are consistent with the consent obtained and in compliance with relevant laws and regulations
•
Additional individual donor consent and ethics committee/ IRS approval should be obtained when the research use intended is inconsistent with / beyond the scope of the original consent. Additional consent should also be obtained if the original consent did not include analysis of DNA (if relevant to the research proposal) or use of any associated medical information (if relevant to the research proposal).

•
In general, cell lines (e.g. Hela), derivatives (e.g. isolated proteins) and preparations of human biological materials (e.g. sub-cellular fractions) that are well established and made available for research use, do not require re- consent and/or ethics committee/IRB approval for the intended research use

•	Proposals to collect, obtain, or use human embryonic or foetal samples for research should be carefully reviewed and such research must have the potential to benefit patients

4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Conduct and Public Disclosure of Human Subject Research

The Parties carry out human subject research in accordance with the ethical principles of respect for persons, beneficence, and justice. Such research conforms to high ethical, medical and scientific standards. Specific principles for different types of human subject research are set forth below.

All Human Subject Research

•	All human subject research must be conducted in accordance with the following principles:
•	Human subject research is conducted in accordance with the ethical principles of respect for persons, beneficence and justice
•
Human subject research always has a legitimate scientific purpose and is not designed with the objective of rewarding healthcare professionals for using, purchasing, recommending, or prescribing the Parties’ products

•	Sales/marketing/commercial staff generally does not participate in the initiation or conduct of human subject research
•
Placebo controlled studies are conducted only when there are scientifically sound methodological reasons, where the risks are minimized and reasonable in relation to the knowledge gained, and when patients who receive placebo will not be subject to any additional risk of harm

•	The standard of care required by the study design is, as a minimum, consistent with local standards of care
•	Human subject research should be publicly disclosed and ideally published in the searchable, peer reviewed, scientific literature
•	In most circumstances, summary protocols and summary results of clinical studies are posted on publicly available registers and/ or in the scientific literature within appropriate timelines.
•	External proposals for additional analyses of human subject research studies are assessed for scientific merit and undertaken as collaborations between in-house scientists and the proposer.
•	Clinical studies are never terminated for solely financial reasons.

Interventional Human Subject Research

In addition to the foregoing general principles applicable to all human subject research, the following principles apply to the conduct of Interventional Human Subject Research:

•	Interventional human subject research is conducted in accordance with the ethical principles of the Declaration of Helsinki, the principles of ICH GCP E6, ICH Ell (pediatrics)
•	Interventional studies of medicinal and other products are conducted in countries where the products are expected to be sold in and suitable for the wider community of the country
•	All interventional human subject research is conducted only with the approval of Institutional Review Boards or Independent Ethics Committees
•
When interventional human subject research is conducted in developing countries, the Parties seek agreement with key interested external parties in the country on the conduct of the research, including the standard of care provided during the study, the scientific rationale for interventions, including placebo, the provision of healthcare for subjects after the study, and the fate of any capacity built for the conduct of the study

•	All interventional human subject research requires the informed consent of subjects (or their legal representative) who participate in the research
•
When nationally licensed medicinal products that are not the subject of the research study are required for the routine care of a patient during the conduct of the study, the Parties only fund these when they are not funded by the normal healthcare infrastructure and there is assurance that they or suitable alternatives will be available and funded after the study while the medical need exists

5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

•
For diseases/conditions that continue beyond the end of an interventional study, the Parties must be assured the healthcare system is able to provide, and will take responsibility for, the continued care of study subjects

•
When there is a compelling medical rationale for patients who have derived measurable medical benefit from an investigational medicinal product during an interventional study to continue to receive that product after the study, the Parties endeavor to provide that treatment either through additional clinical studies or through expanded access programs

•	The Parties provide investigators with the summary results of interventional studies in which they participate, and encourages investigators to inform their subjects of the results

Meta-analyses and Pooled Analyses

The following principles apply to research that uses data from more than one previously conducted clinical study (Meta-analyses and Pooled Analyses) :

•
Research utilizing data from the Parties’ previous clinical studies in a manner inconsistent with, or beyond the scope of, the original informed consent requires re- consent of the subjects, or if this is not practical, IRB/IEC approval. If this is not practical, the data are anonymized

•
The Parties review, before submission for publication, any proposed manuscripts, presentations or abstracts prepared by research collaborators which originate from the Parties human subject research studies (including the Parties supported studies)

Non-Interventional (observational) Human Subject Research

The following principles apply to Non-interventional (observational) human subject research:

•
For observational studies where clinical data are collected by or on behalf of the Parties specifically for the purpose of the research, the Parties abide by the local legal requirements and regulations for informed consent for the use of these data and IRB/IECs approval is obtained

•
For observational studies using healthcare databases, the Parties are assured that there is compliance with relevant legal requirements for data privacy and that patients have provided informed consent for the use of their data in research, or IRB/IEC approval has been obtained for that use; or other measures to protect privacy are in place (e.g. the data are anonymized)

6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 6

Invoice Instructions

Immunocore shall send each invoice in pdf format, specifying the total amount payable to:

[***] and [***] with a copy to the Alliance Manager.

Invoices must:
−	be on Immunocore company letterhead
−	set out Immunocore’s bank details as noted below
−	have a contact name and contact number
−	contain an invoice date and invoice number
−	state the contractual payment terms after receipt of invoice
−	be addressed to:

GlaxoSmithKline Intellectual Property Development Ltd
Glaxo Wellcome House
Berkeley Avenue
Greenford,
Middlesex,
UB6 ONN,
UK

[***]

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 7

Technology Transfer

[***]

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 8

Nomination Notice

Under the Collaboration and License Agreement executed on June _, 2013 GSK hereby nominates the following as a Nominated Target.

Date Nominated :
Target name:
Protein identification number:
Target protein sequence:
Date received by Immunocore:

Authorized for nomination on behalf of GSK

By:

Name:

Title:

Date:

Accepted/ Rejected [option to be inserted on signature] on behalf of Immunocore Limited

By:

Name:

Title:

Date:

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 9

Agreed Press Release

IMMUNOCORE SIGNS RESEARCH AND LICENSING AGREEMENT WITH GSK TO
DISCOVER lmmTACs AGAINST NOVEL TARGETS

(Oxford, UK, [X] July 2013) Immunocore Limited, the Oxford- based biotechnology company developing novel biological drugs, called ImmTACs (Immune mobilising mTCR Against Cancer), to treat cancer and viral disease today announced it has entered into a partnership with GlaxoSmithKline (GSK) for multiple novel targets not addressable using antibody-based technologies. This is Immunocore’s second major partnership this year.

Under the terms of the agreement, Immunocore will receive up to a total of £142 million in preclinical milestone payments across the targets. In addition, for each product which reaches the market, up to £200 million is due to Immunocore in development and commercial milestone payments plus up to double digit royalties. Immunocore will be responsible for all of the preclinical development and for the initial clinical trials in patients and GSK will be responsible for the remaining development and commercialisation of the products.

Immunocore has created a world- leading plat form of bi-specific biological drugs, called ImmTACs, which exploit the power of T Cell Receptors (TCRs) to recognise intracellular changes that occur during cancer or viral infection. This unique recognition ability of TCRs sets them apart from traditional antibody-based therapies that can only recognise changes on the surface of cells, and provides, for the first time, the ability to develop extremely potent targeted therapies for cancers that are currently poorly served. The most advanced ImmTAC drug, IMCgp100 for the treatment of melanoma, is currently in Phase I/II clinical trials in the UK and USA.

James Noble, Chief Executive Officer of Immunocore commented: “We are delighted to collaborate with GSK, our second major partnership signed this year. GSK is a leading pharmaceutical company with a proven track record in the development of biotherapeutics and this is an important partnership for Immunocore.”

Laurent Jespers, VP and Head of Innovation BDU, Biopharm R&D of GSK said: “We are very excited about the opportunity to, together with Immunocore, develop ImmTACs. We believe ImmTACs offer a tremendous opportunity in treating cancer and other areas where there is a large unmet need”.

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

END

Notes for editors

About Immunocore
Founded in 2008, Immunocore Ltd is a privately owned, clinical-stage, biotechnology company, developing a highly innovative platform technology that generates novel drugs called ImmTACs for the treatment of cancer and viral infection.

Immunocore traces its roots to Avidex Ltd, founded in 1999 as a spin-out from the University of Oxford to develop novel T Cell Receptor technology invented by the founder and chief scientist, Dr Bent Jakobsen. Immunocore has over 50 staff and is located in Abingdon, Oxfordshire.

Immunocore has major discovery collaborations with leading pharmaceutical companies Genentech and GSK.

About ImmTACs
Immunocore’s ImmTAC technology enables the immune system to recognise and kill cancer or viral cells. T Cell Receptors naturally recognise diseased cells and Immunocore’s competitive advantage is its ability to engineer high affinity T Cell Receptors and link them to an antibody fragment, anti- CD3, which can activate the immune system to kill the targeted cancer or viral cells. These bi-specific proteins, called ImmTACS, have the potential to be extremely potent anti-cancer or anti-viral agents.

Immunocore has completed development of the ImmTAC technology, including the generation of a Good Manufacturing Practice (GMP) compliant, fully scalable manufacture route. The Company has also established regulatory pathways approved by the Food and Drug Administration (FDA) and Medicines and Healthcare products Regulatory Agency (MHRA) that will form the basis of all future ImmTAC programmes.

The most advanced ImmTAC drug, IMCgp100, is currently in Phase I/II clinical trials in melanoma patients in both the US and UK.

For additional information about Immunocore: http://www.immunocore.com

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 10 - Example of Gross to net deductions

[***]

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 11 - Illustrative Example of Milestone Fees

[***]

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit A - Lead Candidate Criteria and Development Candidate Criteria

[***]

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section C - Other Relevant Criteria

[***]

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.